
                                                                      Exhibit 2A

                           ASSET PURCHASE AGREEMENT


                                 BY AND AMONG

                        CORYDON DAY CARE CENTER, INC.,

                             D/B/A CHILDREN TODAY,

                               DONALD MITCHELL,

                                 JEFFREY OWEN

                                      AND

                        NOBEL EDUCATION DYNAMICS, INC.
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                               TABLE OF CONTENTS

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SECTION 1.  ACQUISITION OF ASSETS..........................................   1
     1.1.   Purchased Assets...............................................   1
     1.2.   Excluded Assets................................................   2

SECTION 2.  PURCHASE PRICE AND PAYMENT.....................................   3
     2.1.   Purchase Price.................................................   3
     2.2.   Payment........................................................   3

SECTION 3.  RESPONSIBILITY FOR LIABILITIES.................................   3
     3.1.   Excluded Liabilities...........................................   3
     3.2.   Liabilities to be Assumed by Buyer.............................   4

SECTION 4.  CLOSING........................................................   5
     4.1.   Time and Place of Closing......................................   5
     4.2.   Deliveries at the Closing......................................   5

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE SELLERS..................   7
     5.1.   Organization; Authority........................................   7
     5.2.   Due Authorization; Binding Agreement...........................   7
     5.3.   Absence of Conflicting Agreements..............................   7
     5.4.   Consents and Approvals.........................................   8
     5.5.   Brokers........................................................   8
     5.6.   Investments and Subsidiaries...................................   8
     5.7.   Compliance with Laws...........................................   8
     5.8.   Permits........................................................   9
     5.9.   Encumbrances Created by this Agreement.........................   9
     5.10.  Judgments and Litigation.......................................   9
     5.11.  Financial Information..........................................  10
     5.12.  Tax Matters....................................................  10
     5.13.  Absence of Certain Changes.....................................  11
     5.14.  Title to Property..............................................  12
     5.15.  List of Properties, Contracts, etc.............................  12
     5.16.  Contract Validity, Defaults, Notice/Consent....................  13
     5.17.  Managers.......................................................  13
     5.18.  Labor Matters..................................................  14
     5.19.  Relationships..................................................  14
     5.20.  Employee Benefit Plans.........................................  14
     5.21.  Non-Foreign Persons............................................  14
     5.22.  Environmental Protection.......................................  15
     5.23.  Intellectual Property..........................................  16
     5.24.  No Child Abuse or Sexual Abuse.................................  16
     5.25.  No Other Agreements............................................  16
     5.26.  Operation of Centers in Non-Compete Area.......................  17
     5.27.  Disclosure.....................................................  17
     5.29.  Pre-Existing Entity............................................  17
     5.30.  Principal Place of Business....................................  17
     5.31.  Purchase Without View to Distribute............................  17
     5.32.  Restrictions on Transfer.......................................  18

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     5.33.  Access to Information..........................................  18
     5.34.  Additional Representations of the Company......................  18

SECTION 6.  REPRESENTATIONS AND WARRANTIES OF BUYER........................  18
     6.1.   Organization and Standing......................................  18
     6.2.   Power and Authority............................................  18
     6.3.   Binding Agreement..............................................  19
     6.4.   Absence of Conflicting Agreements..............................  19
     6.5.   Consents.......................................................  19
     6.6.   Litigation.....................................................  19
     6.7.   Brokers........................................................  20
     6.8.   Financial Condition............................................  20
     6.9.   Disclosure.....................................................  20

SECTION 7.  OBLIGATIONS OF THE PARTIES UNTIL THE CLOSING
            DATE...........................................................  20
     7.1.   Conduct of Business Pending Closing............................  20
     7.2.   Negative Covenants of the Sellers..............................  20
     7.3.   Affirmative Covenants..........................................  21
     7.4.   Investigation..................................................  22
     7.5.   Pursuit of Consents............................................  24
     7.6.   [Reserved].....................................................  24
     7.7.   Exclusive Dealing..............................................  24
     7.8.   Public Announcements...........................................  25

SECTION 8.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS....................  25
     8.1.   Deliveries at Closing..........................................  25
     8.2.   Representations and Warranties.................................  25
     8.3.   Performance of Covenants.......................................  25
     8.4.   Legal Matters..................................................  26
     8.5.   No Material Adverse Change.....................................  26
     8.6.   Governmental Approvals.........................................  26
     8.7.   Other Consents and Approvals...................................  27
     8.8.   Due Diligence Review...........................................  27
     8.9.   Leases.........................................................  27

SECTION 9.  CONDITIONS PRECEDENT TO THE SELLERS' OBLIGATIONS...............  27
     9.1.   Deliveries at Closing..........................................  27
     9.2.   Representations and Warranties.................................  27
     9.3.   Performance of Covenants.......................................  28
     9.4.   No Material Adverse Change.....................................  28
     9.5.   Legal Matters..................................................  28

SECTION 10. EMPLOYEES OF THE BUSINESS; EMPLOYEE BENEFITS...................  28
     10.1.  Employee Benefit and Bonus Claims..............................  28
     10.2.  Accrued Vacation Pay...........................................  29

SECTION 11. OBLIGATIONS OF PARTIES AFTER CLOSING...........................  29

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     11.1.  Collection of Receivables......................................  29
     11.2.  Discharge of Liabilities.......................................  29
     11.3.  [Reserved].....................................................  29
     11.4.  Covenant Not To Compete........................................  29
     11.5.  Survival of Representations and Warranties.....................  31
     11.6.  Indemnification................................................  31
     11.7.  Right of Offset................................................  32
     11.8.  Representation of Sellers......................................  33
     11.9.  Improvements to the Purchased Centers..........................  33

SECTION 12.  TERMINATION AND AMENDMENT.....................................  33
     12.1.  Termination....................................................  33
     12.2.  Effect of Termination..........................................  33

SECTION 13.  MISCELLANEOUS.................................................  34
     13.1.  Costs and Expenses.............................................  34
     13.2.  Risk of Loss...................................................  34
     13.3.  Performance....................................................  35
     13.4.  Assignment and Benefit.........................................  35
     13.5.  Schedules and Exhibits.........................................  35
     13.6.  Effect and Construction of this Agreement......................  36
     13.7.  Cooperation....................................................  36
     13.8.  Notices........................................................  36
     13.9.  Amendment, Waiver, Discharge, etc..............................  37
     13.10. Number of Days.................................................  37
     13.11. Rights of Persons Not Parties..................................  37
     13.12. Governing Law..................................................  37

Schedule A
Purchased Centers....................................................  Sch. A-1

Schedule 1.1.1
Tangible Personal Property.......................................  Sch. 1.1.1-1

Schedule 1.1.3
Contracts and Leases.............................................  Sch. 1.1.3-1

Schedule 1.1.4
Permits..........................................................  Sch. 1.1.4-1

Schedule 1.1.6
Lists and Records................................................  Sch. 1.1.6-1

Schedule 1.1.7
Motor Vehicles...................................................  Sch. 1.1.7-1

Schedule 1.1.8
Secrecy and Non-Disclosure Agreements............................  Sch. 1.1.8-1
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                                     -iii-
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Schedule 2.2.2
Form of Note.....................................................  Sch. 2.2.2-1

Schedule 2.2.3
Form of Security Agreement.......................................  Sch. 2.2.3-1

Schedule 3.2.2
Allocation of Cost of Yellow Pages Advertising ..................  Sch. 3.2.2-1

Schedule 4.2.1(a)
Form of Bill of Sale..........................................  Sch. 4.2.1(a)-1

Schedule 4.2.1(b)
Form of Omnibus Assignment....................................  Sch. 4.2.1(b)-1

Schedule 4.2.1(i)
Form of License...............................................  Sch. 4.2.1(i)-1

Schedule 4.2.2(h)
Form of Opinion of Buyer's Counsel............................  Sch. 4.2.2(h)-1

Schedule 5.3
Conflicting Agreements of Seller...................................  Sch. 5.3-1

Schedule 5.4
Required Consents and Approvals of Sellers.........................  Sch. 5.4-1

Schedule 5.8
Necessary Permits Not Possessed or
Not Assignable by the Company......................................  Sch. 5.8-1

Schedule 5.10
Judgments and Litigation Affecting Sellers........................  Sch. 5.10-1

Schedule 5.11.1
Annual Statements...............................................  Sch. 5.11.1-1

Schedule 5.11.2
Liabilities not Disclosed on
Annual or Interim Statements......................................  Sch. 5.13-1

Schedule 5.13
Material Adverse Changes Since Annual Statement Date..............  Sch. 5.13-2

Schedule 5.14
Title to Personal Property........................................  Sch. 5.14-1

Schedule 5.16
Defaults..........................................................  Sch. 5.16-1
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Schedule 5.17
List of Employee Contracts........................................  Sch. 5.17-1

Schedule 5.17.1
List of Managers...............................................  Sch. 5.17.1 -1

Schedule 5.17.2
List of Managers and Employees
Whose Annual Rate of Compensation Exceeds $12,000..............  Sch. 5.17.2 -1

Schedule 5.19
Relationship Disputes and Controversies...........................  Sch. 5.19-1

Schedule 5.20
Employee Benefit Plans............................................  Sch. 5.20-1

Schedule 5.23
Intellectual Property.............................................  Sch. 5.23-1

Schedule 5.26
Centers in Non-Compete Area.......................................  Sch. 5.26-1

Schedule 6.6
Litigation Affecting Buyer.........................................  Sch. 6.6-1

Schedule 8.6
Letter Regarding Improvements to Purchased Centers.................  Sch. 8.6-1

Schedule 8.9
Form of Lease......................................................  Sch. 8.9-1

Schedule 10.2
Accrued Vacation Pay Letter.......................................  Sch. 10.2-1

                           ASSET PURCHASE AGREEMENT


          THIS ASSET PURCHASE AGREEMENT, dated August 25, 1995 (this "Agreement"), by and among CORYDON DAY CARE CENTER, INC., an Indiana corporation d/b/a "Children Today" (the "Company"), DONALD MITCHELL and JEFFREY OWEN, its sole shareholders, (collectively, the "Shareholders") (the Company and the Shareholders are sometimes collectively referred to as the "Sellers"), and NOBEL EDUCATION DYNAMICS, INC., a Delaware corporation ("Buyer").

                                  BACKGROUND

     A. The Company owns and is engaged, among other things, in the business of operating nine (9) child care centers in the Indianapolis, Indiana area, all as more particularly described on Schedule A (collectively, the "Purchased
                                  ----------
Centers").

     B. The parties hereto desire to provide for the acquisition by Buyer of the Purchased Centers and substantially all of the assets used in the business of operating child-care centers at the Purchased Centers (together with the Purchased Centers, the "Business"), all on the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

     SECTION 1.  ACQUISITION OF ASSETS

          1.1. Purchased Assets. Subject to the terms and conditions of this
               ----------------
Agreement and on the basis of and in reliance upon the covenants, agreements and representations and warranties set forth herein, at the Closing (as hereinafter defined in Section 4.1), the Company (and, if applicable, the Shareholders)
           -----------
shall sell, transfer and deliver to Buyer all of its and their right, title and interest in and to the Business as a going concern and to all of the tangible and intangible properties and assets owned or held by the Company (or a Shareholder) on the Closing Date relating to or used or held for use in connection with the Business or the operation of the Purchased Centers other than the Excluded Assets (as hereinafter defined in Section 1.2), including the
                                                    -----------
following assets owned or held by the Company or, if applicable, a Shareholder (the "Purchased Assets"):

               1.1.1 all of Sellers' furniture, fixtures, equipment, machinery, teaching and educational supplies, inventories, supplies, and other tangible personal property used or held at any of the Purchased Centers, as well as any business forms used or held exclusively at the Purchased Centers, including those items described on Schedule 1.1.1;
             --------------

               1.1.2 an amount of cash equal to all prepaid tuition payments and deposits received by the Company with respect to the Business or any Purchased Centers representing payment for services to be provided after the Closing Date at any of the Purchased Centers;

               1.1.3 to the extent assignable, all maintenance contracts, service contracts, equipment and other leases (including, if leased, the telephone system), vehicle leases, real property leases, telephone numbers, computer software and other rights under contracts (the "Contracts") that Buyer elects to assume, in each case relating to the Business or any Purchased Centers, including those described on Schedule 1.1.3;
                                      --------------

               1.1.4 to the extent assignable, all permits, franchises, licenses, approvals and other authorizations relating to the Business or any Purchased Centers (the "Permits"), including those described on Schedule 1.1.4;
                                                                --------------

               1.1.5 all goodwill of the Business as a going concern, including all rights to deal with clients and customers;

               1.1.6 all client and customer lists and records, enrollments and other documents, correspondence and files of the Company relating to the Business or any Purchased Centers, including all software and computer files, including those described on Schedule 1.1.6; provided Buyer shall give the
                             --------------
Sellers reasonable access thereto for five years following the Closing Date for proper business purposes during normal business hours and permit a Seller to make copies thereof at the requesting Seller's expense;

               1.1.7     the motor vehicles identified on Schedule 1.1.7;
                                                          --------------

               1.1.8 all secrecy and non-disclosure agreements with current or former employees, consultants or contractors relating to the Business or any Purchased Centers, including those described and identified on Schedule 1.1.8;
                                                               ---------------
and


               1.1.9 all other tangible and intangible assets which are used in or necessary to the operation of the Business, other than those described below in Section 1.2.
         -----------

          1.2. Excluded Assets.  Notwithstanding anything to the
               ---------------
contrary in Section 1.1, the following rights, properties and assets of the
            -----------
Company (the "Excluded Assets") shall not be included in the Purchased Assets:

               1.2.1 assets not used in or relating to the Business, including the corporate seal, articles of incorporation, minute books and stock books of the Company;

               1.2.2     all of the Sellers' right, title and interest in and
to all accounts receivable, other than the prepaid tuition payments and deposits described in Section 1.1.2; and
             -------------

               1.2.3     all leasehold interests in the Purchased Centers.

          SECTION 2.  PURCHASE PRICE AND PAYMENT

          2.1. Purchase Price.  The aggregate purchase price for the Purchased
               --------------
Assets (the "Purchase Price") shall be Two Million One Hundred Seventy-Five Thousand Dollars ($2,175,000).

          2.2. Payment.
               -------

               2.2.1 At the Closing, Buyer shall deliver to the Company, by wire transfer in immediately available funds or by certified or cashiers' check, the amount of One Million Fifty Thousand Dollars ($1,050,000) on account of the Purchase Price (the "Cash Payment").

               2.2.2 At the Closing, Buyer shall deliver to the Company Buyer's subordinated secured note payable to the Company in the amount of One Million One Hundred Twenty-Five Thousand Dollars ($1,125,000)(the "Note"), which Note shall be dated the Closing Date, and shall bear interest, mature and otherwise be substantially in the form of Schedule 2.2.2.
                                          --------------

               2.2.3 At the Closing, Buyer shall deliver to the Company a security agreement in the form attached hereto as Schedule 2.2.3 (the "Security
                                                  --------------
Agreement") and related financing statements on Form UCC-1 (collectively, the "Financing Statements"), granting to the Company a security interest in the Purchased Assets described under Section 1.1.1 and Section 1.1.7 (the "Security
                                 -------------     -------------
Interest"). The Buyer acknowledges that the Company intends to assign the Security Agreement and Financing Statements to its lender listed on Schedule
                                                                    --------
5.13 hereto.
----


          SECTION 3.  RESPONSIBILITY FOR LIABILITIES

          3.1. Excluded Liabilities.  Except as otherwise provided specifically
               --------------------
in this Section 3, Buyer shall not assume, nor in any way be liable or
        ---------
responsible for, any liabilities, obligations or debts of the Company or any Shareholder of any type or nature including, without limitation, tort claims asserted against any Seller or the Business (including, but not limited to, claims of child abuse or sexual abuse asserted against any Seller, the Business, or its respective employees or agents); claims against any Seller or the Business for breach of contract arising out of actions or omissions occurring in periods prior to the Closing Date; tax liabilities; liabilities relating to claims for damages based upon the breach by any Seller of, or strict liability arising under, any environmental or occupational health and safety laws or regulations, obligations relating to the violation by any Seller of any Federal, state or local laws or regulations; liabilities incurred for the costs and expenses of negotiating and consummating the transactions contemplated by this Agreement; or liabilities incurred in connection with any employee benefit plan of the Company.

          3.2. Liabilities to be Assumed by Buyer.  Subject to the terms and
               ----------------------------------
conditions of this Agreement, at the Closing Buyer shall assume pursuant to the Omnibus Assignment (as hereinafter defined in Section 4.2.1.(b)) and thereafter
                                              -----------------
in due course satisfy the following liabilities, responsibilities and obligations of the Company in existence on the Closing Date (the "Assumed Liabilities"):

               3.2.1 all liabilities and obligations accruing from and after the Closing Date under the written terms and provisions of the Contracts listed on Schedule 1.1.3 with respect to (and only with respect to) performance which
   --------------
becomes due thereunder subsequent to the Closing Date.

               3.2.2 With respect to the Company's contract for yellow pages advertising (a copy of which has been provided to Buyer along with the calculation, attached hereto as Schedule 3.2.2, of the amounts to be paid by
                                --------------
Buyer under such contract as provided herein), the Buyer has agreed to pay to the Company the sum of $1,831.67 on a monthly basis for the period commencing October 1, 1995 and ending October 1, 1997, which amount represents the charges for advertising under such contract related to the Purchased Centers.

Liabilities and obligations under the Contracts which have accrued, or the performance of which is due, on or prior to the Closing Date shall be the sole responsibility of the Sellers. The Company shall retain (and the Sellers shall indemnify and hold harmless Buyer pursuant to Section 11.6 for any liability,
                                              ------------
loss, cost or expense in respect of) all such obligations and liabilities under the Contracts and all liabilities and obligations under any contract, commitment or obligation of any Seller not on Schedule 1.1.3, whether or not identified on
                                   --------------
any other Schedule hereto.

          SECTION 4.  CLOSING

          4.1. Time and Place of Closing.  The closing of the purchase and sale
               -------------------------
of the Business and the Purchased Assets (the "Closing") pursuant to this Agreement shall take place on or before August 25, 1995, at a place and time mutually agreed to by the parties hereto (the "Closing Date").

          4.2. Deliveries at the Closing.  At the Closing:
               -------------------------

               4.2.1 The Sellers shall deliver, or shall cause to be delivered, to Buyer:

                    (a) a bill of sale (the "Bill of Sale") transferring to Buyer title to all of the Purchased Assets, in the form of Schedule 4.2.1(a);
                                                           -----------------

                    (b) an assignment and assumption agreement (the "Omnibus Assignment"), in the form of Schedule 4.2.1(b) pursuant to which the Company
                             -----------------
shall assign and delegate all of the Company's obligations with respect to, and Buyer shall assume, the Assumed Liabilities;

                    (c) incumbency certificates relating to the officers of the Company, together with certified copies of duly and properly adopted resolutions of the Board of Directors and of the stockholders of the Company, authorizing the execution, delivery and performance of this Agreement, the Sellers' Transaction Documents (as hereinafter defined in Section 5.2) and the
                                                 -----------
transactions contemplated hereby and thereby including, without limitation, the sale of the Business;

                    (d)  the closing certificates of the Sellers called for by
Section 8.2, Section 8.3 and Section 8.5, as to the Sellers' representations and
-----------  -----------     -----------
warranties, the performance of covenants and the condition of the Business;

                    (e) the opinion of Bleidt & Keisler, P.S.C., counsel to the Sellers, dated the Closing Date, in the form of Schedule 4.2.1(e);
                                                -----------------

                    (f) closing statements containing the Company's acknowledgement of its receipt of the Cash Payment and the Note;

                    (g) such other instruments of transfer as shall be reasonably necessary or appropriate to vest in Buyer good and marketable title to the Business and the Purchased Assets (including, without limitation, title documents, transferring title to all the vehicles to Buyer), free and clear of any lien, claim or encumbrance other than the Permitted Encumbrances (as hereinafter defined in Section 5.14);
                       ------------

                    (h)  the check required by Section 10.2 (Accrued Vacation
                                               ------------
Pay); and

                    (i) a non-exclusive, two (2) year license to use the name "Children Today" and each other fictitious business name, trade name, registered and unregistered trademark, service mark and related application (other than the name "Corydon Day Care Center, Inc." or any derivative thereof, which name is specifically excluded from such license) and all other intellectual property rights used in the Business, agreements with respect to the foregoing, and business forms used in the Business, in the form of Schedule 4.2.1(i) (the
                                                    -----------------
"License").

               4.2.2 Buyer shall deliver, or shall cause to be delivered, to the Company:

                    (a)  the Cash Payment;

                    (b)  the Omnibus Assignment;

                    (c)  the Note;

                    (d)  the Security Agreement;

                    (e)  the Financing Statements;

                    (f) an incumbency certificate relating to the officers of Buyer, together with certified copies of duly and properly adopted resolutions of Buyer's Board of Directors authorizing the execution, delivery and performance of this Agreement, the Buyer's Transaction Documents (as hereinafter defined in Section 6.2) and the transactions contemplated hereby and thereby;
           -----------

                    (g)  the closing certificates of Buyer called for by Section
                                                                         -------
9.2, Section 9.3 and Section 9.4 as to Buyer's representations and warranties,
---  -----------     -----------
the performance of covenants and Buyer's financial condition;

                    (h) the opinion of Drinker Biddle & Reath, counsel to Buyer, dated the Closing Date, in the form of Schedule 4.2.2(h); and
                                              -----------------

                    (i)  the License.

          SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

          The Company and the Shareholders, jointly and severally, represent and warrant to Buyer as follows:

          5.1. Organization; Authority.  The Company has been duly incorporated
               -----------------------
and is a corporation validly existing and in good standing under the laws of the State of Indiana and has full corporate power and authority to carry on its business as now conducted. The Company is also qualified to do business as a foreign corporation and is in good standing in the State of Kentucky which is the only other jurisdiction where the conduct of its business or its ownership or leasing of property requires such qualification. All of the shares of capital stock of the Company are owned, both beneficially and of record, by the Shareholders. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued and outstanding. The Shareholders are also the sole directors and officers of the Company. The Company has the corporate power and authority to own the properties now owned by it and to conduct its business as it is presently being conducted.

          5.2. Due Authorization; Binding Agreement.  Each of the Company and
               ------------------------------------
the Shareholders has the full legal right, power and authority to execute and deliver this Agreement and the other agreements and documents required to be delivered by it (or him) to Buyer at or prior to the Closing (the "Sellers' Transaction Documents") and to perform its (or his) obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement and the Sellers' Transaction Documents and the performance by the Company of its obligations hereunder and thereunder have been duly and validly authorized by all necessary action of the Board of Directors and stockholders of the Company. This Agreement has been duly executed and delivered by each of the Sellers and constitutes the legal, valid and binding obligation of each of the Sellers, enforceable against it (or him) in accordance with their respective terms. When executed and delivered, the Sellers' Transaction Documents shall constitute the legal, valid and binding obligations of each Seller which is a party thereto, enforceable against it (or him) in accordance with its terms.

          5.3. Absence of Conflicting Agreements.  Except as set forth on
               ---------------------------------
Schedule 5.3, neither the execution or delivery of this Agreement or any of the
------------
Sellers' Transaction Documents, nor the performance by each Seller of the transactions contemplated hereby or thereby, with or without the giving of notice, lapse of time or both, conflicts with, or constitutes a breach of or a default under, or violates or gives to any third party any rights under:

               5.3.1 any law, statute, rule, regulation, judgment, order, writ, injunction, decree or ruling of any court or governmental authority (collectively, "Laws") applicable to any Seller, the Business or by which any Seller or any of their material assets or properties are bound;

               5.3.2 the articles of incorporation or by-laws of the Company; or

               5.3.3 any Contract or any other material agreement, indenture, instrument or contract to which any Seller is now a party or by which any Seller is bound.

          5.4. Consents and Approvals.  Except for the consents and approvals
               ----------------------
listed on Schedule 5.4, no consent, waiver, approval, license or authorization
          ------------
of, or filing, registration or qualification with, or notice to, any governmental authority or any other person or entity is required to be made, obtained or given by any Seller in connection with the execution, delivery and performance by such Seller of this Agreement or any of the Sellers' Transaction Documents, or for the consummation by any Seller of the transactions contemplated hereby or thereby or for operation by Buyer of the Business following the Closing.

          5.5. Brokers.  No person or entity acting on behalf of any Seller or
               -------
any of their respective affiliates or under the authority of any of the foregoing is, or will be entitled to, any brokers', advisors' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement.

          5.6. Investments and Subsidiaries.  The Business (including the
               ----------------------------
Purchased Centers) is and has been conducted solely by and through the Company and no other person or entity, and the Company has not agreed, contingently or otherwise, to share any profits, losses, costs or liabilities, or to indemnify any person or entity or to guaranty the obligations of any person or entity, in each case, with respect or relating to the Business. The Purchased Assets (and the Leases described in Section 8.9) are all of the assets used in or necessary
                        -----------
for the conduct of the Business as it is presently conducted. None of the Purchased Assets are owned or held by any person or entity (including any Shareholder) other than the Company. The Company has no subsidiaries.

          5.7. Compliance with Laws.  The Sellers have operated the Business in
               --------------------
compliance in all material respects with all Laws, and no Seller has received any claim or notice that the Business is not in compliance with any Law.

          5.8. Permits.  Except as set forth on Schedule 5.8, Schedule 1.1.4 is
               -------                          ------------  --------------
a true, correct and complete list of all Permits which are necessary for the Company to conduct the Business as now conducted. The Company owns, possesses or has the legal right to use all of the Permits, free of all liens, pledges, claims, or other encumbrances of any nature whatsoever. All Permits are transferable without the consent of any other person or entity unless otherwise indicated in Schedule 5.8. No Seller knows of any default under, nor has any
             ------------
Seller received any notice of any claim or default or any other claim or proceeding relating to, any Permit. Except as disclosed in Schedule 5.8, all
                                                            ------------
Permits are renewable by their terms in the ordinary course of business without the need to comply with any special qualification procedure or to pay any amounts other than routine filing fees, and none of the Permits will be affected adversely by the consummation of the transactions contemplated by this Agreement and the Sellers' Transaction Documents.

          5.9. Encumbrances Created by this Agreement.  The execution and
               --------------------------------------
delivery of this Agreement and the Sellers' Transaction Documents by each Seller do not, and the performance of their respective terms will not, create any liens or other encumbrances on any assets of any Seller in favor of third parties or give rights to third parties other than Buyer, other than the Security Interest.

          5.10.     Judgments and Litigation.  Except as described in Schedule
                    ------------------------                          --------
5.10, there are no, and during the last three years there have not been any, claims, actions, suits, proceedings (arbitration or otherwise) or investigations involving or affecting the Business or any of the Purchased Assets, or the Company's directors, officers or shareholders in their capacities as such, before or by any court or governmental agency or instrumentality, or before an arbitrator of any kind. Except as described in Schedule 5.10, there are no
                                               -------------
outstanding orders, writs, injunctions, fines, citations, penalties, decrees or unsatisfied judgments of any court, governmental authority or arbitrator against the Business or the Purchased Assets. Except as described in Schedule 5.10,
                                                             -------------
there is no claim, action, suit, proceeding or investigation presently threatened or contemplated (i) that questions the validity of the Agreement or any of Sellers' Transaction Documents or the transactions contemplated hereby or thereby or (ii) with respect to any of the Purchased Assets or the Business, and there are no facts which could reasonably serve as a basis for any such claim, action, suit, proceeding or investigation. No Seller is aware of any state of facts or occurrence of any event that might form the basis of any claim against the Business, the Company or the Purchased Assets.

          5.11.     Financial Information.
                    ---------------------

               5.11.1    Schedule 5.11.1 contains true, correct and complete
                         ---------------
copies of the Company's balance sheets with respect to the Purchased Centers as of March 31, 1993, 1994 and 1995, and the related statements of operations, cash-flow and stockholders' equity for the years then ended, including all notes thereto (if applicable). Only the financial statements of the Company with respect to the Purchased Centers for the year ended March 31, 1993 have been audited (all such financial statements of the Company, are hereinafter referred to collectively, as the "Annual Statements"). The Annual Statements present accurately and fairly the financial position of the Company with respect to the Purchased Centers at such dates and the results of its operations and its cash flow for the periods then ended, in conformity with GAAP, consistently applied. For the three months ended June 30, 1995, the Company had revenues of not less than $850,000, and a net income of not less than $34,000, as determined in conformity with GAAP, consistently applied.

               5.11.2 The Annual Statements reflect all liabilities of the Company with respect to the Purchased Centers, whether absolute, accrued or contingent, as of the respective dates thereof of the type required to be reflected or disclosed in a balance sheet (or the notes thereto) prepared in accordance with GAAP. Except as identified in Schedule 5.11.2, the Company does
                                               ---------------
not have any liabilities or obligations with respect to the Purchased Centers of any nature (whether or not of the nature required to be reflected in a balance sheet prepared in accordance with GAAP) that are not reflected on the Annual Statements except for current liabilities with respect to the Purchased Centers (within the meaning of GAAP), which have been incurred since the date thereof in the ordinary course of business consistent in nature and amount with past practice and which are neither material in amount nor inconsistent with any of the representations and warranties contained herein. The Annual Statements reflect reserves or other appropriate provisions at least equal to reasonably anticipated liabilities, losses and expenses of Company with respect to the Purchased Centers as of the date thereof which are required to be disclosed by GAAP, including without limitation those with respect to warranty claims, bad debts, unsalable inventories, product returns, bonuses, salaries, vacation pay and other accrued compensation.

               5.11.3 The Company is not, and will not be rendered, insolvent by the transactions contemplated by this Agreement and the Sellers' Transaction Documents.

          5.12.     Tax Matters.  The Company has been taxed as a Subchapter
                    -----------
S Corporation, as defined in 1361 of the Internal Revenue Code of 1986, as amended (the "Code"), for federal tax purposes and for state tax purposes in the State of Indiana and the State of Kentucky in each fiscal year since 1977. The Company has timely and properly filed all Federal, state, county and local returns and reports relating to Taxes (as hereinafter defined) and all such returns and reports were true, correct and complete in all material respects when filed. All Federal, state, county and local income, profits, franchise, sales, use, payroll, premium, occupancy, property, severance, excise, withholding, customs, unemployment, transfer and other taxes, including interest, additions to tax and penalties (collectively, "Taxes") due or properly shown to be due on any return referred to in the preceding sentence by the Company with respect to taxable periods ending on or prior to, and the portion of any interim period up to, the date hereof have been fully and timely paid or, in the case of Taxes not yet due, fully provided for on the books of account of the Company. There are no levies, liens, or other encumbrances relating to Taxes existing, pending or, to the knowledge of any Seller, threatened with respect to any asset of the Company. The tax returns of the Company have never been audited by the Internal Revenue Service or any other taxing authority. No issues have been raised by any representative or employee of the Company and are currently pending by the Internal Revenue Service or any other taxing authority in connection with such tax return and no waivers of statutes of limitations have been given or requested with respect to any such returns and reports or with respect to any Taxes. The books and records of the Company are sufficient to prove in all material respects the correctness of all tax returns for open tax years and to determine and to prove the adjusted tax basis for Federal income tax purposes of each asset of the Company.

          5.13.     Absence of Certain Changes.
                    --------------------------

          5.13.1 Since March 31, 1995, the Sellers have conducted the Business only in the usual and ordinary course consistent with past practice, and, except as disclosed in Schedule 5.13, the Company has not (and the
                            -------------
Shareholders have not permitted or caused the Company to have):

               (a) sold, assigned, leased, transferred, mortgaged, pledged or imposed any lien or other encumbrance on any of its assets or properties used in or relating to the Business (other than the Security Interest in the Purchased Assets, as referenced in Section 2.2.3), except in the ordinary course of
                         -------------
business;

               (b) suffered any material damage, destruction or loss, whether or not covered by insurance, or suffered any shortage, cessation or interruption of delivery of supplies or utility services used in or required to conduct the Business.

               (c) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees engaged in the Business (other than the Shareholders), or made any increase in, or any additions to, other benefits to which any such employees may be entitled other than salary increases to non-management level employees made in the ordinary course of business;

               (d) changed any of the accounting principles followed by it or the methods of applying such principles;

               (e) entered into any amendment or termination of any material agreement or other document or commitment included in the Purchased Assets or affecting or relating to the Business (or received any notice thereof), or entered into any material transaction (whether or not in writing) other than this Agreement;

               (f) accelerated the collection of tuition or registration fees or otherwise collected such fees other than in the ordinary course of business; or

               (g)  agreed to do any of the foregoing.

          5.13.2 Since June 30, 1995, there has not been any material adverse change in the operations, properties, assets, prospects, working capital, or condition (financial or otherwise) of the Business or the Purchased Assets or any event, condition or contingency that is likely to result in such a material adverse change.

          5.14.     Title to Property.  Except as described on Schedule 5.14:
                    -----------------                          -------------
(i) the Sellers have good and marketable title to all of the Purchased Assets, free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance, other than liens for taxes, assessments and other governmental charges not yet due and payable (together with the Security Interest, the "Permitted Encumbrances"); (ii) all of the Purchased Assets are in the possession or under the control of the Sellers and are located at a Purchased Center and are in good condition and repair, ordinary wear and tear excepted, are suitable for the purposes for which they are being used and are of a condition, nature and quantity sufficient for the conduct of the Business as currently conducted or proposed to be conducted; and
(iii) there is no material latent or patent structural, mechanical or other significant defect or deficiency in the Purchased Centers or the Purchased Assets. Upon Closing, Buyer will have good and marketable title to all of the Purchased Assets, free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance (other than the Security Interest).

          5.15.     List of Properties, Contracts, etc.  Schedules 1.1.1 and
                    ----------------------------------   -------------------
1.1.7 contain true, correct and complete lists, as of the date of this
-----
Agreement, of each vehicle, item of machinery, equipment and other tangible asset included in the Purchased Assets, and all items identified on the list are located at the Purchased Center specified in such Schedule. Schedule 1.1.3
                                                            --------------
contains a true, correct and complete list, as of the date of this Agreement, of each contract, agreement, purchase order or other commitment (whether or not in writing) relating to the Business, or by which any Purchased Asset is bound. Schedules 5.15.1, 5.15.2, 5.15.3 and 5.15.4 contain, respectively, a true,
-------------------------------------------
correct and complete list, as of the date of this Agreement, of:

               5.15.1 all patents, trademarks, patent or trademark applications, copyrights, franchises, licenses and permits, if any (the "Intellectual Property"), which are owned, possessed or used by the Company in the operation of the Business;

               5.15.2 each form of contract, agreement or commitment used by the Company as a standard form in the Business;

               5.15.3 a summary of each policy and binder of insurance currently owned by, or maintained for the benefit of, or respecting which any premiums are paid directly or indirectly by, the Sellers, relating to the Business or its operation; and

               5.15.4 each insurance claim made or loss incurred by the Company in the preceding five years pursuant to any liability, workers' compensation or other insurance policy.

          5.16.     Contract Validity, Defaults, Notice/Consent.  Except as
                    -------------------------------------------
described on Schedule 5.16:
             -------------

               5.16.1 each contract, agreement and commitment included in the Purchased Assets was made in the ordinary course of business, is in full force and effect and is valid, binding and enforceable against the Company and, to the best of the Sellers' knowledge, the other parties thereto in accordance with its terms;

               5.16.2    the Company has complied in all material respects
with the provisions of the contracts, commitments and agreements listed in
Schedule 1.1.3, and, to the best of the Sellers' knowledge, no other party is in
--------------
default thereunder, and to the best of the Sellers' knowledge, no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a default thereunder; and

               5.16.3  no contract, commitment or agreement listed on Schedule
                                                                      --------
1.1.3 requires (i) notice to or the consent of any party thereto in order for
-----
the Company effectively to assign to Buyer such contract, commitment or agreement, or (ii) notice to any party to terminate such contract, commitment or agreement.

          5.17.     Managers.  Schedules 5.17.1 and 5.17.2, respectively, set
                    --------   ---------------------------
forth true, correct and complete lists of:

               5.17.1 the names of all managers of the Business and all other persons with managerial level responsibilities in the Business; and

               5.17.2 the name and current aggregate annual rate of compensation (including bonuses) paid or payable by the Company to each of its managers and employees engaged in the Business (other than the Shareholders) whose aggregate annual rate of compensation (including bonuses and any salary increase proposed prior to the Closing Date) exceeds $12,000. Except as disclosed on Schedule 5.17, there are no contracts, commitments or policies,
             -------------
written or oral, relating to the employment or severance of any such manager or employee currently in effect. The Company does not have any employee whose employment is not terminable at will.

          5.18.     Labor Matters.  None of the Company's employees is
                    -------------
represented by any union or other collective bargaining representative nor, to the best of the Sellers' knowledge, are there currently any attempts by any union or other collective bargaining representative to organize employees and there have been no such attempts known to the Seller within the last year. Since the Company commenced operations, there has not been, nor, to the best knowledge of the Seller, is there now threatened or contemplated, any strike, slowdown, picketing or work stoppage by any employees against Company, its assets or properties wherever located, any lockout by the Company of any of its employees or any labor trouble or other occurrence, event or condition of a similar character affecting in any material respect, or which may affect in any material respect, the operations, assets, properties or prospects of the Company, the Business or the Purchased Assets.

          5.19.     Relationships.  Except as disclosed in Schedule 5.19 there
                    -------------                          -------------
is no dispute or controversy existing between the Company and any of its clients or customers with respect to any product or service sold or furnished by the Company; and there is no dispute or controversy existing between the Company and any supplier or other contractor with respect to any product or service purchased by the Company from such person or entity.

          5.20.     Employee Benefit Plans.  Except as disclosed on Schedule
                    ----------------------                          --------
5.20, the Company has not established any profit-
----
sharing, pension, retirement, incentive or other similar plan or arrangement for any of its employees subject to the Employee Retirement Income Security Act of 1974, as amended. All such plans and arrangements are in compliance in all material respects with all applicable Laws.

          5.21.     Non-Foreign Persons.  The Company is not a foreign person,
                    -------------------
foreign partnership, foreign trust or foreign estate as defined in Section 1445(f)(3) of the Code, and the payment of the Purchase Price will not be subject to the withholding requirements of Section 1445 of the Code.

          5.22.     Environmental Protection.  Except as disclosed in the Phase
                    ------------------------
I Reports (as hereinafter defined in Section 5.22.5), to the best knowledge
                                     --------------
of Sellers:

               5.22.1 The Business is now and always has been in compliance with all Laws relating to industrial hygiene or the protection of health and the environment (collectively, the "Environmental Laws");

               5.22.2 There are no conditions on, about, beneath, adjacent to or arising from any of the Purchased Centers which might give rise to liability, the imposition of a statutory lien or require "Response," "Removal" or "Remedial Action," (as defined herein), under any of the Environmental Laws. As used in this Agreement, the terms "Response," "Removal" and "Remedial Action" shall be defined with reference to Sections 101(23) - 101(25) of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act ("SARA"), 42 U.S.C. (S)(S) 9601(23) - 9601(25);

               5.22.3 "Hazardous Substances" (as defined below), have never been used, handled, generated, processed, treated, stored, transported to or from, released, discharged, or disposed of on, about or beneath any of the Purchased Centers. There are no transformers containing or contaminated with PCB's or any above or underground storage tanks on any Purchased Center. There is no asbestos or asbestos containing material at any of the Purchased Centers. As used in this Agreement, the term "Hazardous Substance" means a hazardous substance, material or waste including, without limitation, any substance which is: (i) petroleum, asbestos or polychlorinated biphenyl; (ii) defined, designated or listed as a "Hazardous Substance" pursuant to Sections 307 and 311 of the Clean Water Act, 33 U.S.C. (S)(S) 1317, 1321, Section 101(14) of CERCLA, 42 U.S.C. (S) 9601 or similar provision of applicable state law; (iii) listed in the United States Department of Transportation Hazardous Material Table, 49 C.F.R. (S) 172.101; or (iv) defined, designated or listed as a "Hazardous Waste" under Section 1004(3) of the Resource and

Conservation and Recovery Act, 42 U.S.C. 9603(5) or similar provision of applicable state law; and

               5.22.4 No Seller has received notice or had any actual or constructive knowledge of: (i) any claim, demand, investigation, enforcement, Response, Removal, Remedial or other governmental or regulatory action instituted or threatened against the Company or any Purchased Center pursuant to any of the Environmental Laws; (ii) any claim, demand, suit or action made or threatened by any person or entity against the Company or any Purchased Center relating to any form of damage, loss or injury resulting from, or claimed to result from, any Hazardous Substance on, about, beneath or arising from any Purchased Center or any alleged violation of the Environmental Laws; or (iii) any communication to or from any governmental or regulatory agency arising out of or in connection with Hazardous Substances on, about, beneath, arising from or generated at any Purchased Center including, without limitation, any notice of violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule.

               5.22.5    Phase I Reports.  For purposes of this Agreement, the
                         ---------------
term "Phase I Reports" shall mean the written results of the Phase I Environmental Site Assessment prepared by Alt & Witzig Engineering, Inc., together with all attachments and appendices thereto, obtained by Sellers for each of the Purchased Centers and attached as Schedule 5.22.5 hereto.
                                              ---------------

          5.23.     Intellectual Property.     Except as otherwise described
                    ---------------------
in Schedule 5.23, the Company is the sole owner or has the exclusive perpetual
   -------------
right to use without consideration, all Intellectual Property, free and clear of any lien, security interest, restriction, encumbrance or other adverse claim; the Company has not granted or licensed to any person or entity any rights with respect to any of the Intellectual Property and no other person or entity has any rights in or to any of the Intellectual Property (including, without limitation, any rights to market or distribute any of the Intellectual Property). From and for two (2) years after the Closing Buyer will succeed to all of the Company's rights in and to the Intellectual Property (subject to the Security Interest) by virtue of the License, and the License for the Intellectual Property is sufficient for the conduct of the Business as such has been conducted during the last three years and as it is presently conducted.
The Intellectual Property does not infringe and is not alleged to have infringed any trademark, copyright, patent or other proprietary right of any person. No Seller has been in breach of, and is not now in breach of, any agreements concerning third party intellectual property rights or confidential information.

          5.24.     No Child Abuse or Sexual Abuse.  No acts or events have
                    ------------------------------
occurred or been committed by any present or former officer, director, employee or agent of any Seller that have resulted in or which constitute, child (including physical or sexual) abuse or assault of any type or nature, against any child or other person.

          5.25.     No Other Agreements.  Other than this Agreement, the
                    -------------------
Sellers do not have, directly or indirectly, through a finder, broker, consultant, shareholder or other intermediary, any contract, arrangement or understanding relating to (i) a merger or consolidation of the Company; (ii) the sale, issuance or other disposition of the Purchased Assets or the Business (or any portion thereof); or (iii) the sale, issuance or other disposition of any shares of capital stock or other securities of the Company.

          5.26.     Operation of Centers in Non-Compete Area.  Schedule 5.26
                    ----------------------------------------   -------------
contains a true, correct and complete list, as of the date of this Agreement, of each day care or child care facility of any type located within a 50-mile radius of any Purchased Center, which the Company or any Shareholder, either directly or indirectly, operates, manages, owns, controls, provides consulting services to, or is in any way connected with or concerned with or interested in.

          5.27.     Disclosure.  No representation or warranty by the Sellers in
                    ----------
this Agreement or in any other document to be furnished to Buyer pursuant hereto, and no information in any Schedule attached to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as disclosed in this Agreement and the Schedules attached hereto (and excluding economic, business and regulatory factors affecting the child care industry generally), there is no fact which the Sellers have not disclosed to Buyer in writing which materially adversely affects nor, so far as the Sellers can now foresee, may materially adversely affect the business, operations, properties, assets, profits, condition (financial or otherwise) or prospects of the Business.

          5.28.     Securities Representations.  The Company understands that
                    --------------------------
the Note will not be registered under the Securities Act of 1933, as amended (the "Act") on the grounds that the issuance of the Note by Buyer provided for in this Agreement is exempt pursuant to Section 4(2) of the 1933 Act and/or Regulation D promulgated under Section 3(b) of the 1933 Act, and that the reliance of Buyer on such exemptions is predicated in part on the Company's representations, warranties, covenants and acknowledgements set forth in Sections 5.28 through 5.34.

          5.29.     Pre-Existing Entity.  The Company represents and warrants to
                    -------------------
Buyer that it was not organized for the specific purpose of acquiring the Note.

          5.30.     Principal Place of Business.  The Company represents and
                    ---------------------------
warrants to Buyer that the address of its principal place of business is 920 Springdale Drive, Jeffersonville, Indiana 47130.

          5.31.     Purchase Without View to Distribute.  The Company represents
                    -----------------------------------
and warrants to Buyer that the Note is being acquired by the Company for its own account, not as a nominee or agent, and not with a view to resale or distribution within the meaning of the 1933 Act, and the rules and regulations thereunder, and the Company will not distribute the Note in violation of the 1933 Act.

          5.32.     Restrictions on Transfer.  The Company acknowledges that
                    ------------------------
the Note is not registered under the 1933 Act and that the Note must be held indefinitely by it unless it is subsequently registered under the 1933 Act or an exemption from registration is available.

          5.33.     Access to Information.  The Company confirms that Buyer has
                    ---------------------
made available to it the opportunity to ask questions of and receive answers from Buyer's officers and directors concerning the business and financial condition of Buyer, and to acquire, and the Company has received to its satisfaction, such additional information, in addition to that set forth herein, including copies of Buyer's recent reports on Form 10-K and Form 10-Q, about the business and financial condition of Buyer as it has requested.

          5.34.     Additional Representations of the Company. The Company
                    -----------------------------------------
represents that (a) it is an "accredited investor" as such term is defined in Rule 501 promulgated under the 1933 Act, (b) its financial situation is such that it can afford to bear the economic risk of holding the Note for an indefinite period of time and suffer a loss of its investment in the Note and
(c) its knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of its acquisition of the Note as contemplated by this Agreement.

          SECTION 6.  REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer hereby represents and warrants to the Sellers as follows:

          6.1. Organization and Standing.  Buyer is a corporation duly
               -------------------------
incorporated, validly existing and in good standing under the laws of the State of Delaware. Buyer is duly qualified to do business as a foreign corporation in Pennsylvania, and has the corporate power and authority to own and lease the properties now owned or leased by it and to conduct the business presently being conducted by it .

          6.2. Power and Authority.  Buyer has the corporate power and authority
               -------------------
to execute, deliver and perform this Agreement, and to execute, deliver and perform the Note, the Omnibus Assignment, the Security Agreement, the Financing Statements and the other documents and instruments required to be delivered by Buyer to the Sellers prior to or at Closing pursuant hereto or thereto (collectively, the "Buyer's Transaction Documents").

          6.3. Binding Agreement.  This Agreement has been duly authorized,
               -----------------
executed and delivered by Buyer. This Agreement is, and when executed and delivered by Buyer at the Closing each of the Buyer's Transaction Documents will be, the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

          6.4. Absence of Conflicting Agreements.  Neither the execution or
               ---------------------------------
delivery of this Agreement or any of Buyer's Transaction Documents by Buyer, nor the performance by Buyer of the transactions contemplated hereby and thereby, with or without the giving of notice, lapse of time or both, conflicts with, or constitutes a breach of or a default under (i) the Certificate of Incorporation or By-Laws of Buyer, (ii) any material provision of Law, or (iii) any material agreement, indenture, contract or instrument to which Buyer is a party or by which it is bound.

          6.5. Consents.  Except for the approvals of Buyer's lenders and Board
               --------
of Directors, no licenses, waivers, authorization of, consents or approvals of, or registrations, notifications, filings and/or declarations with, any court, government or governmental agency or instrumentality, creditor, lessor or other person or entity are required to be given or made by Buyer in connection with the execution, delivery and performance of this Agreement or any of Buyer's Transaction Documents or for the consummation by Buyer of the transactions contemplated hereby or thereby, other than licenses, approvals or consents of governmental agencies required in order for Buyer to operate the Business after the Closing Date or which the failure to obtain would not have a material adverse affect on Buyer's ability to consummate the transactions contemplated herein and therein.

          6.6. Litigation.  Except as disclosed in Buyer's most recent Annual
               ----------
Report filed with the Securities and Exchange Commission on Form 10-K and its quarterly reports on Form 10-Q for the first and second quarters of 1995, or on
Schedule 6.6 hereto, there is no pending, or to the knowledge of Buyer,
------------
threatened suit, action or litigation, or administrative, arbitration or other proceeding or governmental inquiry or investigation which: (i) if adversely determined, could reasonably be expected to have a material adverse effect upon the ability of Buyer to perform its obligations hereunder or under any of Buyer's Transaction Documents, or (ii) questions the validity of this Agreement or the transactions contemplated hereby.

          6.7. Brokers.  No person or entity acting on behalf of Buyer or any of
               -------
its affiliates or under the authority of any of the foregoing is, or will be, entitled to any broker's, advisor's or finder's fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement.

          6.8. Financial Condition.  The financial statements included in
               -------------------
Buyer's Annual Reports on Form 10-K filed with the Securities and Exchange Commission (the "Commission") for 1994 and 1993 and Buyer's Quarterly Reports on Form 10-Q filed with the Commission with respect to the first quarter of 1995 present fairly the consolidated financial position of Buyer and its subsidiaries as of the respective dates thereof and the results of their operations and cash flows for the periods then ended, in conformity with GAAP. Since March 31, 1995, there has occurred no material adverse change in the consolidated financial condition of Buyer nor any occurrence, circumstance or event which in any material respect impairs or could reasonably be expected to impair the ability of Buyer to pay or perform its obligations under the Note.

          6.9. Disclosure.  No representation or warranty by Buyer in this
               ----------
Agreement or in any other document to be furnished to Sellers on the Closing Date pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.


          SECTION 7.     OBLIGATIONS OF THE PARTIES UNTIL THE CLOSING DATE

          7.1. Conduct of Business Pending Closing.  Between the date hereof and
               -----------------------------------
the Closing Date, the Sellers shall conduct the

Business solely in the ordinary course consistent with past practice, maintain inventory and supplies at normal levels by replenishing them as they are consumed, and collect tuition and registration fees only in accordance with the Company's normal past practice.

          7.2. Negative Covenants of the Sellers.  Except as expressly provided
               ---------------------------------
herein, between the date hereof and the Closing Date (or the earlier termination of this Agreement), without the prior written consent of Buyer, the Sellers shall not:

               7.2.1 take any action or permit to occur any event which would breach any covenant of either the Company or the Shareholders contained herein or cause any representation or warranty of the Sellers contained herein to be untrue if made immediately after such event;

               7.2.2 fail to pay or discharge when due any material liability or obligation of the Company; or

               7.2.3 enter into, amend or terminate any agreement, commitment or transaction relating to or affecting the Business other than in the ordinary course of business, consistent with past practice or which is material to the Business, whether or not in the ordinary course of business.

          7.3. Affirmative Covenants.  Between the date hereof and the Closing
               ---------------------
Date, the Sellers shall:

               7.3.1 maintain the Purchased Assets in the same repair, order and condition that they were in at the execution of this Agreement, ordinary wear and tear excepted;

               7.3.2     maintain in full force and effect all Permits;

               7.3.3 maintain in full force and effect the insurance policies and binders currently in effect relating to the Business and the Purchased Assets including, without limitation, those listed on Schedule 5.15;
                                                                -------------

               7.3.4 use all commercially reasonable efforts to preserve intact the Company's present business organization, keep available the services of its present employees and agents engaged in the Business and maintain its relations and goodwill with its suppliers, clients, distributors, and any others having business relations with the Company;

               7.3.5 maintain its corporate existence and not merge or consolidate with any other entity, nor make any amendment to its articles of incorporation or by-laws;

               7.3.6 maintain all of the books and records of the Company in accordance with its past practices;

               7.3.7 comply in all material respects with all provisions of the Contracts and with the provisions of all Laws;

               7.3.8 sell, or enter in an agreement to sell capital stock or other securities of the Company or any substantial portion of the Company's assets, whether or not in the ordinary course of business; and

               7.3.9 promptly advise Buyer in writing of the threat or commencement against any of the Sellers of any dispute, claim, action, suit or proceeding, arbitration or investigation, or the occurrence of any development (exclusive of general economic factors affecting the Business in general) of a nature that is or could reasonably be expected to be materially adverse to the operations, condition (financial or otherwise), properties, assets or prospects of the Business or the Purchased Assets. The Sellers promptly will advise Buyer in writing of any event or the existence of any fact which makes untrue, or will make untrue as of the Closing, any representation or warranty of the Company or the Sellers set forth in this Agreement or in any of the Sellers' Transaction Documents. The Sellers shall promptly notify Buyer of any event or circumstance known to such Seller which could prevent or delay the consummation of the transactions contemplated hereby or which would indicate a breach or non-compliance with any of the terms, conditions or agreements of any Seller. Without limiting the foregoing, if discovered prior to Closing, the Sellers shall immediately advise Buyer of any of the claims or communications listed in
Section 5.22.4 above and also shall advise Buyer immediately of the discovery of
--------------
any Hazardous Substances on, about, beneath, or arising from any of the Purchased Centers or the discovery of any condition on, about, beneath, or arising from any of the Purchased Centers which might give rise to liability, the imposition of a statutory lien or require Response, Removal or Remedial Action under any of the Environmental Laws.

          7.4. Investigation.
               -------------

               7.4.1 (a) Prior to the Closing Date, the Sellers shall allow Buyer and its employees, counsel, auditors and accountants (collectively, "Representatives"), upon reasonable notice, to make, or cause to be made, such investigation and physical inspections of the Purchased Assets, the Purchased Centers and the Business and the Company's financial and legal condition during normal business hours as Buyer deems necessary or advisable. The Sellers shall permit Buyer and its Representatives, upon reasonable notice, to have full access to the Purchased Centers, the Purchased Assets and all books and records of or relating to the Business, and the

Sellers shall furnish Buyer and its Representatives with such financial and operating data and other information and copies of documents with respect to the products, services, operations and properties of the Business as Buyer shall from time to time reasonably request. The Sellers shall, and shall cause their respective Representatives and other persons and entities under any of their control to, cooperate fully with Buyer and Buyer's Representatives. The Sellers acknowledge that, prior to or after the Closing Date, Buyer and its Representatives shall have the right, at Buyer's expense, to perform an audit of the Company's financial records, and the Sellers shall provide Buyer and its Representatives with such information as may be reasonably requested, and will otherwise cooperate in connection with the performance of such audit in the manner provided above. In connection with such audit, the Sellers shall cause the Company's officers to sign such management or auditors letters as Buyer's accountants may require to complete the audit.

                    (b) Promptly following execution of this Agreement, Sellers shall deliver to Buyer a letter from Alt & Witzig Engineering, Inc., permitting Buyer to rely on the Phase I Reports. Prior to the Closing Date, the Sellers shall allow Buyer to have performed at Buyer's expense a Phase II Environmental Site Assessment by a qualified environmental firm of its choice at each of the Purchased Centers, and if requested by Buyer additional environmental surveys and analyses; provided that such additional environmental surveys and analyses do not materially interfere with the Company's normal business operations.

                    (c) Any and all information obtained by Buyer or its Representatives in connection with the transactions contemplated by this Agreement or in the course of its investigations of the Company, whether obtained before or after the date of this Agreement (collectively, the "Evaluation Material"), shall be used only in connection with this Agreement and the transactions contemplated hereby, and prior to the Closing, Buyer shall keep all Evaluation Material strictly confidential. Without the prior written consent of the Company, Buyer shall not, and shall direct Buyer's
Representatives not to, disclose to any person or make public any Evaluation Material.

                    (d) Notwithstanding anything to the contrary set forth in paragraph (c) above, Buyer may disclose any Evaluation Material (i) to its Representatives on a need-to-know basis (it being agreed that such Buyer Representatives shall be informed by Buyer of the confidential nature of such Evaluation Material and shall be directed by Buyer not to disclose to any person or entity or make public such Evaluation Material), (ii) to the extent required by any applicable laws, rules or regulations, and (iii) in any action, suit or proceeding between or among the parties hereto.

                    (e) If this Agreement is terminated, Buyer will promptly, upon request of the Company, deliver to the Company or destroy all written Evaluation Material (including any Evaluation Material that may be in the possession of any lender or agent of Buyer) without retaining any copies thereof.

                    (f) For purposes of this Agreement, the term "Evaluation Material" does not include information which (i) becomes generally available to the public other than as a result of disclosure by Buyer or any Buyer Representative in violation of the terms hereof, (ii) was available on a non-confidential basis prior to its disclosure to Buyer by a Seller or a Seller Representative, or (iii) is or becomes available to Buyer on a non-confidential basis from a source which is not bound by a confidentiality agreement with the Company.

               7.4.2 Buyer shall be given the opportunity at least ten (10) days prior to Closing to interview key management employees of the Company engaged in the Business to establish their competency and willingness to continue their employment within the organization of Buyer. In advance of the interview process, the Company shall provide to Buyer a complete organizational structure plus a list of all employees, their functions and responsibilities, their compensation arrangements, fringe benefits and seniority. The Company shall also provide to Buyer copies of any existing employment agreements, written or oral, and a copy of all personnel policies. Buyer may negotiate with the Company's key management employees regarding employment arrangements with Buyer after the Closing; provided, however, that Buyer shall have no obligation
                         --------  -------
to offer employment to any person and, after the Closing Date, may terminate any employment offered to any person and/or offer any change in compensation levels and other terms satisfactory to Buyer in its sole discretion. No Seller shall interfere with, or discourage, Buyer's employment of any employee of the Business to whom Buyer makes such an offer. In the event that the Closing does not occur, Buyer agrees that it shall not, for a period of twelve (12) months from the date on which this Agreement terminates, hire or otherwise interfere with the Company's employment of any of the key management employees of the Business listed on Schedule 5.17.1 hereto interviewed by Buyer pursuant to this
                   ---------------
Section 7.4.2.
-------------

          7.5. Pursuit of Consents.  (a) Prior to the Closing Date, the Sellers
               -------------------
shall, at their expense, use their respective reasonable best efforts to obtain the consent or approval of all persons or entities (other than those governmental agencies discussed in subsection (b) below) which are necessary for the transfer of the Business and Purchased Assets to Buyer. This Section 7.5
                                                                  -----------
shall not require the Sellers to pay money to any such person or entity or agree to any additional terms or conditions in exchange for its consent other than reimbursements for reasonable legal fees of such party in processing such consent. Buyer shall cooperate with the Sellers in obtaining such consents and approvals.

(b) The Sellers shall cooperate with and assist the Buyer in applying for and obtaining new permits from those governmental agencies which have issued the non-assignable Permits set forth on Schedule 5.8 hereto.
                                    ------------

          7.6. [Reserved].
               -----------

          7.7. Exclusive Dealing.  Prior to the Closing Date or until the
               -----------------
earlier termination of this Agreement, the Sellers shall not, directly or indirectly, through a finder, broker, consultant, shareholder or other Representative or intermediary encourage, solicit, negotiate with or accept an offer to sell from any person or entity (other than Buyer or its affiliates, assignees or nominees) relating to a merger or consolidation of the Company, the sale or other disposition of the Purchased Assets or the Business (or any portion thereof), or the sale, issuance or other disposition of any shares of capital stock or other securities of the Company, nor furnish any information to any third party (other than Buyer or its affiliates, assignees, nominees or Representatives) in regard to any of the foregoing.

          7.8. Public Announcements.  Pending completion of the Closing, the
               --------------------
parties hereto shall not, and shall not permit their respective Representatives, agents or brokers to, issue any press releases or make any public statements concerning the proposed transaction without the prior approval of the other parties hereto in each such instance, and, subject to the provisions of Section
                                                                        -------
7.4, each party shall provide its best efforts to maintain overall
---
confidentiality of the execution of this Agreement and the transactions and due diligence effort contemplated hereby; provided, however, that nothing herein
                                      --------  -------
shall prevent either the Company or Buyer upon notice to the other from making such public announcements as such party's counsel may consider advisable in order to satisfy that party's legal and contractual obligations in such regard.

          SECTION 8.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

          Unless waived by Buyer, the obligation of Buyer to consummate the purchase and sale of the Business and the Purchased Assets is subject to the fulfillment, prior to or at the Closing Date, of each of the following conditions:

          8.1. Deliveries at Closing.  The Sellers shall have delivered to Buyer
               ---------------------
all items required pursuant to Section 4.2.1.
                               -------------

          8.2. Representations and Warranties.  The representations and
               ------------------------------
warranties of each of the Sellers contained in this Agreement or on any Schedule hereto or any, list, certificate or document delivered pursuant to the provisions hereof shall be true, correct and complete in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time, and the Company shall have delivered to Buyer certificates to that effect, signed by an authorized officer of the Company and by the Shareholders.

          8.3. Performance of Covenants.  Each of the Sellers shall have
               ------------------------
performed or complied in all material respects with each of the agreements and covenants required by this Agreement to be performed or complied with by each of the Sellers prior to or at the Closing, and the Company shall have delivered to Buyer certificates to that effect, signed by an authorized officer of the Company and by the Shareholders.

          8.4. Legal Matters.  No suit, action, investigation or legal or
               -------------
administrative proceeding shall have been brought or threatened or contemplated by any person or entity (other than Buyer or an affiliate thereof) which questions the validity or legality of the transactions contemplated hereby. No allegation of child (including physical or sexual) abuse or assault of any type or nature against any child or other person shall have been brought or shall have been made or, to the knowledge of the Sellers, contemplated by any person or entity against any of the Sellers, the Business or any employee, agent or contractor of same.

          8.5. No Material Adverse Change.  Since March 31, 1995, there shall
               --------------------------
not have been any material adverse change in the condition (financial or otherwise), assets, liabilities, properties, operations or prospects of the Business, and neither any of the Purchased Centers, the Purchased Assets nor the operations of the Business shall have been adversely affected in any material way as a result of disaster, accident, labor dispute, shortage, cessation or interruption of inventory shipments, supplies or utility services, flood, fire or other casualty, drought, embargo, civil disturbance, riot, uprising, activity of armed forces or act of God or public enemy, and the Company shall have delivered to Buyer a certificate to that effect, signed by an authorized officer of the Company and by the Shareholders.

          8.6. Governmental Approvals.  All approvals, consents, permits,
               ----------------------
licenses and qualifications from any governmental body or agency having jurisdiction required for the transfer of the Business and the Purchased Assets to Buyer, and their lawful use, occupancy and enjoyment by Buyer as and for child-care facilities shall have been obtained and shall be effective and no such approval, consent, permit, license or qualification shall impose any condition or provision or requirement on Buyer which was not imposed on the Company by such body or agency or which is not otherwise imposed upon Buyer under Buyer's Permits of a similar nature. If any governmental agency or body to which the Buyer applies for a license, permit or other authorization to operate the Business requires, as a condition to the issuance of such license, permit or authorization, that the Buyer make any special improvements to any Purchased Centers, purchase additional machinery or equipment for any Purchased Center, or otherwise incur any extraordinary expenses excluding (i) routine application fees or (ii) the cost of those improvements to the Purchased Centers contemplated by Buyer in its letter to the Company dated April 28, 1995 set forth on Schedule 8.6 hereto (collectively, the
                                          ------------
"Extraordinary Expenses"), then the Buyer, after absorbing the first $25,000 of such Extraordinary Expenses, shall be entitled to offset against the Purchase Price the next $50,000 of such Extraordinary Expenses in the manner provided in
Section 11.7 herein, provided that in no event may Buyer offset more than
------------
$50,000 in the aggregate of Extraordinary Expenses.

          8.7. Other Consents and Approvals.  The consent or approval of all
               ----------------------------
persons or entities (other than governmental agencies) necessary for the transfer of the Business and the Purchased Assets to Buyer, and Buyer's use, occupancy and enjoyment thereof as and for child-care facilities, including the approvals of Buyer's lenders (if required) as noted in Section 6.5, and the
                                                       -----------
consents and approvals (if any) listed in Schedule 5.4 and Schedule 5.16, shall
                                          ------------     -------------
have been granted, and no such consent or approval (i) shall have been conditioned upon the modification, cancellation or termination of any lease, contract, commitment, agreement, franchise, license, easement, right or other authorization to be assigned to Buyer by the Company at Closing, or (ii) shall impose on Buyer any condition or provision or requirement either that is not currently imposed on the Sellers or that is more restrictive than currently imposed on the Sellers unless it is otherwise imposed upon Buyer under Buyer's current authorizations.

          8.8. Due Diligence Review.  Buyer's due diligence investigation and
               --------------------
review of the Business's business, prospects, liabilities, obligations, and properties including, but not limited to, an evaluation of environmental matters, financial records, contracts, leases, Permits, employment agreements, employee benefit plans, all other contracts and Laws, shall have been completed to Buyer's sole satisfaction, and Buyer, in its sole discretion, shall be satisfied with the results thereof.

          8.9. Leases.  On or before the Closing, Buyer shall have entered into
               ------
lease agreements, in the form attached hereto as Schedule 8.9 (the "Leases"),
                                                 ------------
signed by the respective owners of the properties listed on Schedule A, pursuant
                                                            ----------
to which each said owner, as landlord, shall lease to Buyer, as tenant, the respective Purchased Centers on the terms and conditions set forth therein.


          SECTION 9.  CONDITIONS PRECEDENT TO THE SELLERS' OBLIGATIONS

          Unless waived by the Sellers, the obligation of the Sellers to consummate the purchase and sale of the Business and the Purchased Assets is subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

          9.1. Deliveries at Closing.  Buyer shall have delivered to the Company
               ---------------------
all items required pursuant to Section 4.2.2 hereof.
                               -------------

          9.2. Representations and Warranties.  The representations and
               ------------------------------
warranties of Buyer in this Agreement or on any Schedule hereto or any list, certificate or document delivered pursuant to the provisions hereof shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time and Buyer shall have delivered to the Sellers a certificate to that effect signed by an authorized officer of Buyer.

          9.3. Performance of Covenants.  Buyer shall have performed or complied
               ------------------------
in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing, and Buyer shall have delivered to the Sellers a certificate to that effect signed by an authorized officer of Buyer.

          9.4. No Material Adverse Change.  Since March 31, 1995, there shall
               --------------------------
have occurred no material adverse change in Buyer's financial condition, and Buyer shall have delivered to the Sellers a certificate to that effect, signed by an authorized officer of Buyer.

          9.5. Legal Matters.  No suit, action, investigation or legal or
               -------------
administrative proceeding shall have been brought or shall have been threatened by any person or entity (other than the Company or an affiliate thereof) which questions the validity or legality of the transactions contemplated hereby.


           SECTION 10.  EMPLOYEES OF THE BUSINESS; EMPLOYEE BENEFITS

          10.1.     Employee Benefit and Bonus Claims.  Except to the extent
                    ---------------------------------
otherwise provided in Section 10.2 below:
                      ------------

               10.1.1 Buyer shall be responsible for employee benefit claims of those employees of the Business (or their eligible dependents) who accept employment with Buyer only with respect to illness, disability or any other state of facts occurring after the Closing Date; and

               10.1.2 The Company shall continue to be responsible for all benefit claims of employees of the Company (or their eligible dependents) who do not accept employment with Buyer, and of all retired employees and for all benefit claims of employees of the employment with Buyer with respect to disability, illness or any other state of facts occurring on or before the Closing Date. The Company shall also retain the obligation, if any, to pay any amounts owing to employees with respect to bonus or incentive awards, if any, for services rendered on or before the Closing Date in accordance with the terms of applicable plans or policies of the Company.

          10.2.     Accrued Vacation Pay.  The Company shall deliver to Buyer
                    --------------------
prior to the Closing Date a tabulation showing the amount of accrued but unused vacation for each employee of the Business as of the Closing Date who accepts employment with Buyer, and at the Closing the Company shall deliver to Buyer a check in U.S. dollars in the aggregate amount of vacation pay for all such employees in respect of such accrued but unused vacation. To the extent Buyer receives such funds, Buyer shall assume liability for payment of the vacation pay owed by the Company to such employees and shall execute and deliver to the Company at closing a letter to such effect in the form of Schedule 1.02 hereto.
                                                          -------------

               SECTION 11.  OBLIGATIONS OF PARTIES AFTER CLOSING

          11.1.     Collection of Receivables.  From and for a period of six
                    -------------------------
(6) months after the Closing, Buyer shall use its commercially reasonable efforts to assist the Company in the Company's collection of the accounts receivable described in Section 1.2.2; provided, that nothing herein shall be
                        -------------
construed as creating any duty or obligation of Buyer to perform any collection duties whatsoever on behalf of the Sellers. If proceedings to collect such accounts receivable are instituted, they shall be brought at the Sellers' election, in the Company's own name and at the Company's sole expense.

          11.2.     Discharge of Liabilities.  The Company shall pay all of the
                    ------------------------
Company's liabilities and obligations other than the Assumed Liabilities, as and when the same shall become due and payable.

          11.3.     [Reserved].
                    -----------

          11.4.     Covenant Not To Compete.
                    -----------------------

               11.4.1 For a period of five (5) years from and after the Closing Date, neither the Company nor any Shareholder shall, directly or indirectly, operate, manage, own, control, provide consulting services to, or in any way be connected with or be concerned with or be interested in any day care or child care facility of any type which is now or hereafter located within a 50-mile radius of any Purchased Center, except for the Speedway Center in Indianapolis and the RCI, Butler University and Tykestown Centers.

               11.4.2 From and after the date hereof, the Company and each Shareholder shall not disclose directly or indirectly to any person or entity other than a Representative of Buyer, without the express authorization of Buyer in each such instance, any customer or client lists, pricing strategies, customer, client or employee files and records, any proprietary data or trade secrets of Buyer or the Business, or any financial or other information about Buyer or the Business not in the public domain.

               11.4.3 From and after the date hereof until the fifth anniversary of the Closing Date, the Company and the Shareholders shall not engage or participate in any effort or action to induce any of the customers, clients, suppliers, associates, employees or independent contractors of Buyer (including, after the Closing, the Business) to take any action or to refrain from taking any action or inaction which might be disadvantageous to Buyer including, but not limited to, the solicitation of Buyer's customers, clients, suppliers, associates, employees or independent contractors to cease doing business, or to discontinue their association or employment, with Buyer.

               11.4.4    Notwithstanding the foregoing provisions of this
Section 11.4, the Company and the Shareholders shall not be precluded hereby
------------
from purchasing or owning, directly or indirectly, securities of any entity that are publicly traded so long as the Company and each of the Shareholders do not own beneficially in the aggregate five percent (5%) or more of any class of securities of such entity, and nothing herein shall preclude the Company or any Shareholder from operating a Purchased Center as permitted under the Lease for such Purchased Center in the event Buyer is in default of its obligations under such Lease or the Security Agreement. Additionally, notwithstanding the foregoing, the Company and each of the Shareholders may disclose any information subject to the provisions of Section 11.4.2 (i) to its employees, counsel,
                             --------------
auditors and accountants on a need-to-know basis (it being agreed that any such person or entity shall be informed by the party of the confidential nature of such proprietary information and shall be directed by the party not to disclose to any person or entity or make public such information), (ii) to the extent required by any applicable laws, rules or regulations, and (iii) in any action, suit or proceeding between Buyer and the Sellers.

               11.4.5 Each Seller expressly acknowledges that damages alone shall be an inadequate remedy for any breach or violation of any of the provisions of this Section 11.4, and that Buyer, in addition to all other
                   ------------
remedies under this Agreement, shall be entitled as a matter of right to injunctive relief, including specific performance, with respect to any such breach or violation, in any court of competent jurisdiction.

               11.4.6 The Sellers acknowledge and agree that the covenants contained in this Section 11.4 are fair and reasonable in light of the
                  ------------
consideration paid hereunder and in order to protect Buyer's investment in the Business, and the invalidity or unenforceability of this provision, or any other or part of any provision, of this Agreement shall not affect the other provisions or parts hereof. If any provision hereof is determined to be invalid or unenforceable by a court of competent jurisdiction, the Sellers shall negotiate in good faith to provide Buyer with protection as nearly equivalent to that found to be invalid or unenforceable and if any such provision shall be so determined to be invalid or unenforceable by reason of the duration or geographical scope, or both, shall be considered to be reduced to a duration or geographical scope to the extent necessary to cure such invalidity.

          11.5.     Survival of Representations and Warranties.  All
                    ------------------------------------------
representations, warranties, covenants and agreements made

by a party in this Agreement or in any Schedule, certificate, document or list delivered by any such party pursuant hereto shall survive the Closing, and each party hereto shall be entitled to rely upon the representations and warranties of each other party. Anything in this Agreement to the contrary notwithstanding, the representations and warranties of the Sellers hereunder, and the right of Buyer to indemnification for breach thereof, shall not be affected, limited, eliminated or modified by any investigation of the Company or any other Seller made by Buyer or its agents or Representatives.

          11.6.     Indemnification.
                    ---------------

               11.6.1 The Company and the Shareholders, jointly and severally, shall indemnify and hold harmless Buyer, and Buyer shall indemnify and hold harmless the Company and the Shareholders (the party or parties providing such indemnification being hereinafter referred to individually and collectively as the "Indemnifying Party") against any and all losses, costs, expenses, claims, damages or liabilities (including the amount of any settlement approved by such Indemnifying Party and expenses of enforcing this Agreement), which the party or parties seeking such indemnification (such party or parties are hereinafter referred to individually and collectively as the "Indemnified Party") may suffer, incur or become subject to, and shall reimburse the Indemnified Party for any legal, audit or other expenses incurred by it or them in connection with investigating any claims and defending any actions, insofar as such losses, costs, expenses, claims, damages, liabilities or actions arise out of or are based upon (i) any false, misleading or untrue representation or the breach of any warranty made by any Indemnifying Party herein or in any schedule, written statement, list, certificate or other instrument attached to this Agreement or delivered pursuant hereto; (ii) any breach or default in performance by any Indemnifying Party of any of its (or his) covenants or agreements with the Indemnified Party contained herein or in any other agreement delivered pursuant hereto; or (iii) in cases where Buyer is an Indemnified Party and the Company and the Shareholders are Indemnifying Parties, any liability or obligation of the Sellers other than an Assumed Liability.

               11.6.2 An Indemnified Party seeking indemnification hereunder shall promptly notify the Indemnifying Parties of the assertion of any claim or the discovery of any fact upon which the Indemnified Parties intends to base a claim for indemnification hereunder. With respect to any claim made by a third party against which an Indemnified Parties is seeking indemnification hereunder, the Indemnifying Parties shall have the right, at its own expense, to participate in or assume control of the defense of such claim, and the Indemnified Parties shall cooperate with the Indemnifying Parties subject to reim bursement for all expenses incurred as the result of such request by the Indemnifying Parties. If the Indemnifying Parties do not within 10 days of written notice thereof elect either to assume control or otherwise participate in the defense of any third-party claim, the Indemnifying Parties shall be bound by the results obtained by the Indemnified Parties with respect to such claim.

               11.6.3 All claims for breach of any representation or warranty made by any party must be asserted prior to the third anniversary of the Closing Date, and no party shall be entitled to indemnity hereunder or other relief at law for any such claims asserted after that date; provided, however, that in the
                                                  --------  -------
case of income or other tax claims and claims relating to environmental matters, notice may be given within the period of the applicable statute of limitations provided that neither party takes, nor permits to be taken, any voluntary action to extend such period of limitations without the other's prior written consent. This Section 11.6.3 shall not impose any time limitation on the assertion of
     --------------
claims for breach of any covenant made by any party or for claims for indemnification asserted by Buyer against any Seller based upon the assertion against Buyer of a liability or obligation of a Seller which is not an Assumed Liability or for claims for indemnification asserted by a Seller against Buyer based upon the assertion against such Seller of an Assumed Liability.

               11.6.4 No Indemnifying Party shall be obligated to indemnify an Indemnified Party pursuant to Section 11.6.1(i) until the aggregate amount of
                                 -----------------
all damages and losses suffered or incurred by the Indemnified Party for otherwise indemnifiable claims exceeds $10,000, in which event the Indemnifying Party shall be liable for all amounts in excess thereof; provided, however, that
                                                         --------  -------
the preceding limitation shall not be applicable to any claim for indemnification pursuant to Section 11.6.1(ii) or (iii).
                            ---------------------------

          11.7.     Right of Offset.  Buyer shall have the option of offsetting,
                    ---------------
against any installments of principal of, or interest on, the Purchase Price owed under the Note, all or any part of damages Buyer may suffer (which such offset amount shall be credited against any indemnification to which Buyer is entitled under Section 11.6) and the amount of any Extraordinary Expenses
               ------------
incurred by Buyer to the extent permitted in Section 8.6 herein.  If, upon
                                             -----------
Buyer's exercise of this right of offset, the Company disputes the amount being offset in a notice delivered to Buyer by the Company, Buyer shall deposit the disputed amount into escrow pending resolution of the dispute.

          11.8.     Representation of Sellers.  In any case where more than one
                    -------------------------
Seller is (or may be) either an Indemnified or an Indemnified Party hereunder, the Sellers shall appoint a single representative with whom Buyer may deal with respect to all matters. Any decision made by such representative may be relied upon by Buyer, and shall be binding on each Seller.

          11.9.     Improvements to the Purchased Centers.  Buyer will use its
                    -------------------------------------
reasonable best efforts to complete the improvements to the Purchased Centers outlined in its letter to the Company dated April 28, 1995 attached hereto as
Schedule 8.6 within 18 months after the Closing Date.
------------


                    SECTION 12.  TERMINATION AND AMENDMENT

          12.1.     Termination.   This Agreement may be terminated at any time
                    -----------
prior to the Closing by:

               12.1.1    Buyer, if the conditions set forth in Section 8 hereof
                                                               ---------
have not been satisfied by August 25, 1995;

               12.1.2    Buyer, pursuant to Section 13.2.2;
                                            --------------

               12.1.3   the Company, if the conditions set forth in Section 9
                                                                    ---------
hereof have not been satisfied by August 25, 1995; or

               12.1.4    mutual consent of Buyer and the Company.

               12.1.5 Buyer, at any time if any of the conditions set forth in Section 8 hereof will not be susceptible of satisfaction by the Closing Date.
   ---------

          12.2.     Effect of Termination.
                    ---------------------

               12.2.1 If a party terminates this Agreement because one of its condition precedents has not been fulfilled, or if this Agreement is terminated by mutual consent, this Agreement shall become null and void without any liability of any party to any other; provided, however, that such termination
                                     --------  -------
shall not preclude an action by any party to recover damages suffered or incurred by it as a result of another party's breach.

               12.2.2    Nothing in this Section 12 shall affect any party's
                                         ----------
right to specific performance of another party's obligations hereunder or to recover damages for a breach of representation or warranty, or of a covenant which occurred prior to termination.

               12.2.3    Notwithstanding any other provision hereof, Section
                                                                     -------
13.1 shall survive any termination of this agreement.
----


                          SECTION 13.  MISCELLANEOUS

          13.1.     Costs and Expenses.  Except as expressly otherwise provided
                    ------------------
in this Agreement, Buyer shall bear its own costs and expenses and the Sellers shall bear all of the Sellers' costs and expenses in connection with this Agreement and the transactions contemplated hereby. All sales and use taxes, if any, payable in connection with the transfer of the Business and the Purchased Assets shall be paid one-half by Buyer and one-half by the Company.

          13.2.     Risk of Loss.
                    ------------

               13.2.1 Risk of loss with respect to the property and rights to be transferred hereunder shall not pass to Buyer until the property and rights are transferred at the Closing hereunder.

               13.2.2 In the event of destruction or condemnation before the Closing Date of any portion of the Purchased Assets such that a child care business cannot be carried out at one or more of the Purchased Centers for a period of more than seven (7) days, the Sellers shall have the right to postpone the Closing for a period of up to sixty (60) days, so that the Sellers may repair or replace the damaged or condemned areas; provided, however, that Buyer may, at its sole
                             --------  -------
option, terminate this Agreement at the end of such sixty (60) day period if such repair or replacement has not been completed to Buyer's satisfaction.

               13.2.3 In the event of destruction or condemnation before the Closing Date of any portion of the Purchased Assets at one or more of the Purchased Centers, where Buyer does not have the right to terminate this Agreement pursuant to Section 13.2.2, and such destruction is not cured on or
                      --------------
before the Closing Date, Buyer shall have the right either to accept the proceeds of the insurance or condemnation payable with respect to such destruction or condemnation and proceed through Closing without reduction in the Purchase Price on account of such destruction or condemnation, or, at its option, to exclude from this Agreement that part of the Purchased Assets so destroyed or condemned, and to reduce the Purchase Price by the amount of the value of that part of the Purchased Assets so destroyed or condemned, as determined by a qualified appraiser selected by mutual agreement of the Sellers and Buyer.

          13.3.     Performance.  In the event of a default, the non-defaulting
                    -----------
party shall have the right, in addition to any other remedies which may be available, to obtain specific performance of the terms of this Agreement. Should any party default in performance of any of the terms and conditions of this Agreement or any other agreement referred to herein which results in the filing of a lawsuit for damages, specific performance, or other remedy, the prevailing party in such lawsuit shall be entitled to its reasonable attorneys' fees and court costs from the losing party.

          13.4.     Assignment and Benefit.  Buyer may assign this Agreement in
                    ----------------------
whole or in part to any affiliate; provided, that no such assignment by Buyer
                                   --------
shall relieve Buyer of its obligations under the Leases, the Note, the Security Agreement or the Financing Statements. The Sellers shall not assign this Agreement or any rights hereunder (other than the Security Interest and/or their rights to receive payment), or delegate any obligations hereunder, without the prior written consent of Buyer, except that Sellers may assign the Leases, the Note or the Security Agreement to the extent permitted in such agreements. This Agreement shall be binding upon the parties and the respective successors, heirs and permitted assigns of the parties hereto.

          13.5.     Schedules and Exhibits.  Any and all schedules and exhibits
                    ----------------------
referenced or incorporated herein are
deemed to be a part of this Agreement and are binding and enforceable as to any terms contained therein. The submission of any information on a schedule or on an exhibit shall constitute a representation by the party providing such schedule or exhibit of the truth, correctness and completeness of all information set forth therein. The disclosures in the schedules hereto shall relate only to the representations and warranties to which they expressly refer and to no other representation or warranty in this Agreement unless such schedule contains an appropriate cross-reference, in which case such disclosure shall be deemed to be made on all schedules containing the cross-reference. In the event of any inconsistency between the statements made in the body of this Agreement and those contained on a schedule (other than an expressed exception to a specifically-identified statement), those in this Agreement shall control.

          13.6.     Effect and Construction of this Agreement.  This Agreement
                    -----------------------------------------
and the exhibits and schedules hereto embody the entire agreement and understanding of the parties and supersede any and all prior agreements, arrangements and understandings relating to matters provided for herein. The captions are for convenience only and will not control nor affect the meaning or construction of the provisions of this Agreement. The terms defined herein and in any agreement executed in connection herewith include the plural as well as the singular and the singular as well as the plural, and the use of masculine pronouns shall include the feminine and neuter. Except as otherwise indicated, all agreements defined herein refer to the same as from time to time amended or supplemented or the terms thereof waived or modified in accordance herein therewith. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which counterparts together shall be deemed to be one and the same instrument.

          13.7.     Cooperation.  Subject to the terms and conditions herein
                    -----------
provided, each of the parties hereto shall use its respective commercially reasonable efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

          13.8.     Notices.  All notices and other communications required or
                    -------
permitted hereunder shall be in writing and shall be deemed to be properly given when delivered personally, mailed by registered or certified mail (return receipt requested) or sent by overnight courier service or via facsimile transmission (which is confirmed) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          If to the Sellers:  Don Mitchell
                              President
                              Corydon Day Care Center, Inc.
                              P.O. Box 7217
                              Louisville, KY  40257-0217
                              Facsimile:  (502) 228-2386

           copy to:           John J. Bleidt, Esq.
                              Bleidt & Keisler, P.S.C.
                              105 South Sherrin Avenue
                              Louisville, KY  40207
                              Facsimile:  (502) 893-8706

          If to Buyer:   John R. Frock
                         Executive Vice President
                            Corporate Development
                         Rose Tree Corporate Center II
                         1400 North Providence Road, Suite 3055
                         Media, PA  19063
                         Facsimile:  (610) 891-8222

          copy to:       Robert H. Strouse, Esq.
                         Drinker Biddle & Reath
                         1000 Westlakes Drive, Suite 300
                         Berwyn, PA  19312-2409
                         Facsimile:  (610) 993-8585

          13.9.     Amendment, Waiver, Discharge, etc.  This Agreement may not
                    ---------------------------------
be released, discharged, abandoned, amended, changed or modified in any manner, except by an instrument in writing signed on behalf of each of the parties hereto by their duly authorized officers or representatives in compliance applicable law. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

          13.10.    Number of Days.  Except as otherwise provided herein, in
                    --------------
computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if
                                                    --------  -------
the final day of any time period falls on a Saturday, Sunday or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday.

          13.11.    Rights of Persons Not Parties.  Nothing contained in this
                    -----------------------------
Agreement shall be deemed to create rights in persons or entities not parties hereto, other than the successors, heirs and permitted assigns of the parties hereto.

          13.12.   Governing Law.  This Agreement shall be governed by and
                   -------------
construed in accordance with the laws of the State of Indiana without reference to that state's conflict of laws provision.

          IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement, all as of the date first above written.


                                         CORYDON DAY CARE CENTER, INC.,
                                         D/B/A CHILDREN TODAY


                                         By:______________________________
                                            Donald Mitchell, President


                                         _________________________________
                                         DONALD MITCHELL


                                         _________________________________
                                         JEFFREY OWEN


                                         NOBEL EDUCATION DYNAMICS, INC.


                                         By:______________________________
                                            John R. Frock, Executive
                                            Vice President of Development

                                  Schedule A
                               Purchased Centers



                         1.   Park 100 - Indianapolis
                         2.   Crawfordsville, Indiana
                         3.   Eastwood, Indianapolis
                         4.   Shelbyville, Indiana
                         5.   Castleton, Indianapolis
                         6.   86th Street, Indianapolis
                         7.   Carmel, Indianapolis
                         8.   High School Road, Indianapolis
                         9.   Woodfield, Indianapolis

            (See Schedule 3 to form of Note for specific addresses)

                                   Sch. A-1

                                Schedule 2.2.2
                                 Form of Note

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND THE TRANSFERABILITY THEREOF IS SUBJECT TO THE PROVISIONS OF AN ASSET PURCHASE AGREEMENT BY AND AMONG NOBEL EDUCATION DYNAMICS, INC., CORYDON DAY CARE CENTER, INC. D/B/A CHILDREN TODAY, DONALD MITCHELL AND JEFFREY OWEN.

     THE INDEBTEDNESS EVIDENCED BY THIS NOTE AND ANY RIGHTS OR REMEDIES HEREUNDER SHALL BE SUBORDINATE AND JUNIOR TO THE RIGHTS OF THE HOLDERS OF SENIOR INDEBTEDNESS SET FORTH HEREIN TO THE EXTENT SET FORTH HEREIN.


                         SUBORDINATED PROMISSORY NOTE

$1,125,000.00

                                                                 AUGUST 25, 1995

          FOR VALUE RECEIVED, NOBEL EDUCATION DYNAMICS, INC., a Delaware corporation with an address at Rose Tree Corporate Center II, 1400 North Providence Road, Suite 3055, Media, PA 19063 ("MAKER"), promises to pay to
                                                -----
CORYDON DAY CARE CENTER, INC., an Indiana corporation d/b/a "Children Today"

("PAYEE"), at its office at P.O. Box 7217, Louisville, Kentucky 40257-0217 or at
 -------
such other address as may hereafter be specified by Payee, in lawful money of the United States of America, the principal sum of ONE MILLION ONE HUNDRED TWENTY-FIVE THOUSAND AND 00/100 DOLLARS ($1,125,000.00), together with interest thereon at the rate, in the installments and at the times hereinafter provided.

          1.   MATURITY DATE; PRINCIPAL AND INTEREST PAYMENTS; PREPAYMENTS.
               -----------------------------------------------------------

               1.1  MATURITY DATE.  The outstanding principal balance of this
                    -------------
Note plus all accrued and unpaid interest thereon and all other sums due hereunder shall be due and payable in full on or before midnight on August 25, 2005 (the "MATURITY DATE").
           -------------

               1.2  INTEREST RATE.  The principal sum outstanding from time to
                    -------------
time hereunder shall bear interest at a rate (the "INTEREST RATE") equal to
                                                   -------------
eight percent (8%) per annum. Accrued but unpaid interest shall be paid on each Payment Date (as defined hereafter).

               1.3  PAYMENTS OF PRINCIPAL AND INTEREST. Maker shall pay the
                    ----------------------------------
principal of this Note in one hundred and twenty (120) consecutive monthly installments of $9,375.00 in arrears

                                 Sch. 2.2.2-1
commencing on September 1, 1995 and continuing on the first day of each month thereafter (EACH, A "PAYMENT DATE").
                     ------------

               1.4  TIME AND MANNER OF PAYMENT.  All payments (including
                    --------------------------
prepayments) to be made in respect of principal, interest or other amounts due from Maker hereunder shall be made to Payee in United States dollars in funds immediately available at Payee's office set forth in the caption of this Note or as otherwise specified by Payee, without set-off, counterclaim or other deduction of any nature except as permitted pursuant to the terms of that certain Asset Purchase Agreement of even date herewith by and among Payee, Maker, and the shareholders of Payee (the "ASSET PURCHASE AGREEMENT"), which is
                                           ------------------------
hereby incorporated herein by reference. Maker shall have the right to offset against any installments of principal of, or interest on, this Note in the manner and to the extent provided in the Asset Purchase Agreement.

               1.5  PREPAYMENTS.  This Note may be prepaid in whole or in part
                    -----------
at any time prior to the Maturity Date without prior notice to Payee, without penalty or premium, provided, however, that no prepayments may be made hereunder
                    --------  -------
while any Senior Indebtedness (as defined below) remains outstanding without the prior written consent of the holders of Senior Indebtedness. Any partial prepayments shall be applied to installments of principal last falling due. No partial prepayment shall postpone or interrupt payments of interest or the payment of the remaining principal balance, all of which shall continue to be due and payable at the time and in the manner set forth above.

          2.   SECURITY.  As security for the payment when due of the principal
               --------
of and interest on this Note, the Maker has, under a "SECURITY AGREEMENT" dated
                                                      ------------------
today and financing statements filed pursuant thereto, granted to Payee a security interest in the property described on Exhibit A attached hereto, and all proceeds and products of such property, including insurance payable by reason of loss or damage (collectively, the "COLLATERAL").
                                             ----------

          3.   SUBORDINATION
               -------------

               3.1  SENIOR INDEBTEDNESS DEFINED.  Notwithstanding anything
                    ---------------------------
in this Note to the contrary, the indebtedness evidenced by this Note shall be subordinated and junior, to the extent and in the manner set forth below, to all "SENIOR INDEBTEDNESS" of Maker. As used herein, the term "Senior Indebtedness"
 -------------------
means (i) all indebtedness of Maker to those lenders set forth on Exhibit B hereto, (ii) all other amounts, including costs and expenses, payable by Maker to any holder of Senior Indebtedness with respect to Senior Indebtedness and
(iii) all renewals, extensions, refunding and modifications of any indebtedness referred to above or any other financing or refinancing of Senior

                                 Sch. 2.2.2-2

Indebtedness, whether done with the lenders listed on Exhibit B or with other lenders. The subordination of this Note to Senior Indebtedness of Maker as provided for herein shall not be impaired or affected in any way notwithstanding that the Senior Indebtedness is acquired or originated by an officer, director, stockholder or other affiliate of Maker.

          Notwithstanding anything herein to the contrary, Senior Indebtedness does not include (i) accounts payable to trade creditors of Maker however treated or classified on Maker's balance sheet, or (ii) rental obligations under operating leases.

               3.2  SUBORDINATION OF UNSECURED PAYMENTS.  The indebtedness
                    -----------------------------------
evidenced by this Note shall be subordinated and junior in right of payment to all Senior Indebtedness of Maker in the following manner:

                    3.2.1  INSOLVENCY, ETC.  Subject to Section 3.2.8, in the
                           ---------------              -------------
event of any assignment by Maker for the benefit of its creditors, any bankruptcy, receivership, liquidation, reorganization or other similar proceeding, whether instituted by or against Maker or Maker's business or assets, or any dissolution, liquidation or other winding-up of the affairs of Maker or of Maker's business, and in all such cases, then the holders of the Senior Indebtedness shall be entitled to receive payment in full of all Senior Indebtedness before Payee is entitled to receive any further payment on account of principal of or interest on this Note; and to that end the holders of the Senior Indebtedness shall be entitled to receive, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of the Senior Indebtedness, for application in payment thereof, any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceedings in respect of this Note.

                    3.2.2  MATURITY OF OR DEFAULT ON SENIOR INDEBTEDNESS.
                           ---------------------------------------------

                    (A)  Subject to Section 3.2.8, upon the maturity of any
                                    -------------
Senior Indebtedness by lapse of time, acceleration, or otherwise, and the giving of written notice thereof to Payee by the holders of such Senior Indebtedness, all principal and interest on such Senior Indebtedness shall first be paid in full, or such payment duly provided for in a manner satisfactory to the holders of such Senior Indebtedness, before any further payment is made on account of the principal of or interest on this Note.

                    (B)  Subject to Section 3.2.8, upon the happening of an
                                    -------------
event of default with respect to any Senior

                                 Sch. 2.2.2-3

Indebtedness (as defined in any instrument or agreement under which such Senior Indebtedness is outstanding) which permits the holders of the Senior Indebtedness to accelerate the maturity thereof, and upon written notice of such default given to Payee by the holders of such Senior Indebtedness, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no further payment shall thereafter be made by Maker with respect to the principal of or interest on this Note.

                    3.2.3  PAYMENTS IMPROPERLY RECEIVED.  In the event that any
                           ----------------------------
payment (including any pre-payment) on account of principal of or interest on this Note shall be received by Payee before all Senior Indebtedness is paid in full, and at a time when Maker shall be prohibited from making such payment by Sections 3.2.1 or 3.2.2 hereof, such payment(s) shall (but in the case of a
--------------    -----
payment prohibited only by Section 3.2.2(b), only until such event of default or
                           ----------------
default shall have been cured or waived or shall cease to exist), be held in trust by Payee for the benefit of and shall be paid over to the holders of all Senior Indebtedness ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held by each such holder, to the extent necessary to make payment in full of all Senior Indebtedness.

                    3.2.4  RIGHTS.
                           ------

                    (A) No right of the holders of the Senior Indebtedness to enforce the subordination provisions contained herein shall be impaired by any act or failure to act by Maker or Payee. The provisions of this Section 3.2 are
                                                                -----------
solely for the purpose of defining the relative rights of the holders of the Senior Indebtedness, on the one hand, and Payee on the other hand, with respect to the order in which payments or distributions by or on behalf of Maker shall be applied to the Senior Indebtedness and the obligations of Maker pursuant to this Note, and nothing herein shall impair, as between Maker, its creditors other than the holders of the Senior Indebtedness, and Payee, the obligation of Maker which is unconditional and absolute (except as otherwise provided in the Asset Purchase Agreement), to pay Payee the principal of and interest on this
Note in accordance with its terms, or affect the relative rights of Payee and creditors of Maker other than the holders of the Senior Indebtedness.

                    (B) Any failure on the part of Maker to make any payment on account of this Note when due shall, subject to any grace or cure period applicable under Section 4 hereof, constitute an Event of Default, even if such
                 ---------
failure results from the operation of this Section 3.2. Payee may accelerate the
                                           -----------
maturity of, or institute any proceedings to enforce, this Note, or exercise all remedies otherwise permitted by applicable law or

                                 Sch. 2.2.2-4
under this Note upon any Event of Default specified in Section 4 hereof, at the
                                                       ---------
times and in the manner set forth in Section 3.2.8 herein and subject to the
                                     -------------
rights of the holders of Senior Indebtedness under such Section.

                    (C) Upon any payment or distribution of assets of Maker referred to in this Section 3.2, Payee shall be entitled to rely upon any order
                    -----------
or decree made by any court of competent jurisdiction in which dissolution, winding-up, liquidation, reorganization, or other similar proceedings are pending or upon a certificate of the liquidating trustee or agent or other person or entity making any distribution to Payee for the purpose of ascertaining the persons or entities entitled to participate in such distribution, the identity of the holders of the Senior Indebtedness or other indebtedness of Maker, the amount thereof and payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 3.2.
     -----------

                    (D) Payee hereby agrees that, without any notice to or consent from Payee, and without any other action in respect of Payee on the part of the holders of the Senior Indebtedness: (x) any demand for payment of Senior Indebtedness made by the holder of such Senior Indebtedness may be rescinded, and the Senior Indebtedness and any collateral security therefor may from time to time be renewed, extended, modified, accelerated, compromised, waived, surrendered or released, (y) documents in connection with Senior Indebtedness, including collateral security documents and guarantees, may be amended or modified from time to time, and (z) any collateral security held by the holder of Senior Indebtedness at any time for the payment of such Senior Indebtedness may be sold, exchanged, waived, surrendered or released.

                    3.2.5  ALLOCATION OF PAYMENTS.  No payments or distributions
                           ----------------------
received by the holders of the Senior Indebtedness which, but for the provisions of this Section 3.2, would otherwise have been made to Payee shall, as between
        -----------
Maker, its creditors other than the holders of the Senior Indebtedness, and Payee, be deemed to have been made as a payment by Maker to or on account of the Senior Indebtedness, it being understood that the provisions of this Section 3.2
                                                                     -----------
are and are intended solely for the purpose of defining the relative rights of Payee, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

                    3.2.6  WAIVER.  No failure to exercise, and no delay in
                           ------
exercising, on the part of the holders of the Senior Indebtedness, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other

                                  Sch 2.2.2-5
right, power or privilege. The rights and remedies provided in any agreement relating to any of the Senior Indebtedness, related collateral security documents and all other agreements, instruments and documents referred to in any of the foregoing are cumulative and shall not be exclusive of any rights or remedies provided by law.

                    3.2.7  BINDING EFFECT.  Maker covenants and agrees, and
                           --------------
Payee by acceptance of this Note likewise covenants and agrees that: (x) this
Note is issued subject to the provisions of this Section 3.2, (y) Payee will be
                                                 -----------
bound by such provisions, and (z) the holders of the Senior Indebtedness shall be entitled to enforce the provisions of this Section 3.2 directly against
                                              -----------
Payee.

                    3.2.8  RIGHTS OF PAYEE UPON PAYMENT DEFAULT.  Upon the
                           ------------------------------------
occurrence of any default under Section 4.1 herein, before Payee may exercise
                                -----------
any of its remedies provided herein, it must first give the holders of Senior Indebtedness two hundred and ten (210) days' advance written notice of its intention to exercise such remedies. For the period commencing on the date the holders of Senior Indebtedness receive such notice and ending 210 days thereafter (the "Remedy Block Period"), each holder of Senior Indebtedness shall have the sole right to enforce the rights and remedies provided in any agreement, instrument or other document relating to its Senior Indebtedness and proceed against its collateral (including the Collateral hereunder), provided that it (i) commences such action prior to the expiration of the Remedy Block Period, (ii) liquidates the collateral securing its Senior Indebtedness in a commercially reasonable manner and (iii) notwithstanding the subordination provisions contained in Section 3.2 herein and regardless of whether or not the
                        -----------
Senior Indebtedness has been paid in full, remits to Payee, for application hereunder, out of the proceeds from any liquidation of the Collateral, an amount equal to the lesser of (i) $250,000, (ii) the amount outstanding under the Note, or (iii) the net amount derived from the liquidation of such Collateral (the "Liquidation Amount"). Payee will not take any action, or exercise any rights it may have, against Maker prior to expiration of the Remedy Block Period, provided that the foregoing will be subject in any event to the obligation of the holder of Senior Indebtedness to pay to Payee the Liquidation Amount. Upon expiration of the Remedy Block Period, regardless of whether or not the holders of Senior Indebtedness have taken any action, and assuming the default under Section 4.1
                                                                   -----------
has not been cured, then, notwithstanding the subordination provisions contained in Section 3.2 herein, Payee shall be entitled to file suit against Maker and
   -----------
obtain a judgment on the Note. Thereafter, provided the holders of Senior Indebtedness continue to not take any action against Maker, then Payee can execute on its judgment against Maker and foreclose on the Collateral or on other assets of Maker and take any other actions available to

                                 Sch. 2.2.2-6

Payee with respect to the Collateral. If, however, the holders of Senior Indebtedness take action after the Remedy Block Period, then the only action which Payee may take is to file suit and obtain a judgment against Maker (but it may not execute on such judgment) provided, however, that the foregoing is
                                  --------  -------
subject to the obligation of the holders of Senior Indebtedness to pay to Payee the Liquidation Amount. Nothing contained herein shall preclude any holder of Senior Indebtedness from taking any action against Maker before or after the expiration of the Remedy Block Period provided such holders pay the Liquidation Amount owed to Payee.

               3.3  ENFORCEMENT.  Payee irrevocably authorizes the holders of
                    -----------
the Senior Indebtedness (but each such holder of the Senior Indebtedness has no obligation), under the circumstances set forth in Section 3.2.1, to demand, sue
                                                  -------------
for, collect and receive every such payment or distribution described in that Section, to file claims and proofs of claims in any statutory or non-statutory proceeding, to vote the full amount of the indebtedness hereunder in their sole discretion in connection with any resolution, arrangement, plan of reorganization, compromise, settlement or extension and to take all such other action (including, without limitation, the right to participate in any composition of creditors and the right to vote the amount of the indebtedness hereunder at creditors' meetings for the election of trustees, acceptances of plans of reorganization and otherwise), in the name of the holders of the Senior Indebtedness or in the name of Payee or otherwise, as the holders of the Senior Indebtedness may deem necessary or advisable for the enforcement of the subordination provisions of this Note. Payee agrees to cooperate with the holders of the Senior Indebtedness as reasonably requested in writing, to the extent necessary to permit the holders of the Senior Indebtedness to exercise their rights described in the preceding sentence. At such time as the holders of the Senior Indebtedness have exercised their rights under this Section 3.3,
                                                                  -----------
they promptly will return any instruments evidencing the indebtedness hereunder that have been delivered to them by Payee under this Section 3.3, if they have
                                                     -----------
not been required to deliver such instruments to any other person or entity by order of court (or other similar authority having jurisdiction over the matter) or by law. Notwithstanding the foregoing, payments received by the holders of the Senior Indebtedness shall not reduce the obligation of Maker to Payee for this Note, and only payments received by Payee and not subject to any claim by the holders of the Senior Indebtedness shall reduce the obligation of Maker to Payee hereunder.

          4.   EVENTS OF DEFAULT.  Each of the following shall constitute an
               -----------------
event of default (each, an "EVENT OF DEFAULT") hereunder:
                            ----------------

               4.1  PAYMENT FAILURE.  If Maker fails to make any payment of any
                    ---------------
installment of interest, principal and/or

                                  Sch 2.2.2-7
principal and interest hereunder or any other sum due hereunder within ten (10) days after Maker's receipt of notice from Payee of Maker's failure to make such payment on the date such payment is due; or

               4.2  BANKRUPTCY.  If any proceeding under the Bankruptcy Code or
                    ----------
any law of the United States or of any state relating to insolvency, receivership, or debt adjustment is instituted by Maker, or if any such proceeding is instituted against Maker and is consented to by the respondent or an order for relief shall be entered in such proceeding or such proceeding shall remain undismissed for sixty (60) days, or if Maker becomes a debtor under the Bankruptcy Code or a trustee or receiver is appointed for any substantial part of its property, or if Maker makes an assignment for the benefit of creditors, admits in writing its inability to pay debts generally as they become due or becomes insolvent.

               4.3  CROSS-DEFAULT.  If Maker materially breaches any of its
                    -------------
obligations under or specified in (a) the Security Agreement (as defined in

Section 2 herein), (b) any Lease entered into by Maker in connection with the
---------
Asset Purchase Agreement as listed on Exhibit C hereto, or (c) any other Buyer's Transaction Document as defined in the Asset Purchase Agreement, and such default continues after the expiration of the applicable notice and grace period, if any, provided in the applicable agreement. Nothing herein shall limit any remedies which Payee may have under any Lease with respect to the leased premises thereunder in the event of a default by Maker under such Lease.

          5.   REMEDIES.  Upon the occurrence of any Event of Default hereunder,
               --------
the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon and all other sums owing hereunder shall, at the option of the holder hereof, become immediately due and payable, without presentation, demand or further action of any kind, and Payee may forthwith exercise, singly, concurrently, successively or otherwise, any and all rights and remedies available to Payee hereunder. The failure of the holder hereof to accelerate the outstanding principal balance of this Note upon the occurrence of an Event of Default hereunder shall not constitute a waiver of such default or of the right to accelerate this Note at any time thereafter so long as the Event of Default remains uncured. If Payee retains the services of counsel in order to enforce any remedy available to Payee hereunder, all reasonable attorneys' fees which are actually incurred by Payee shall be payable upon demand.

          6.   INTEREST LIMITATIONS.  Nothing herein contained nor any
               --------------------
transaction related hereto shall be construed or shall operate either presently or prospectively to require Maker to pay interest at a rate greater than is now lawful in such case to contract for, but shall require payment of interest only to the

                                 Sch. 2.2.2-8
extent of such lawful rate. Any interest paid in excess of the lawful rate shall be refunded to Maker.

          7.   SEVERABILITY.  In the event that for any reason one or more of
               ------------
the provisions of this Note or their application to any person or circumstance shall be held to be invalid, illegal or unenforceable in any respect or to any extent, such provisions shall, to such extent, be held for naught as though not herein contained but shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. In addition, any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

          8.   SUCCESSORS AND ASSIGNS.  This Note inures to the benefit of
               ----------------------
Payee, its successors and assigns, and is binding upon Maker, its successors and assigns, and the words "Payee" and "Maker" whenever used herein shall be deemed and construed to include such respective successors and assigns.

          9.   NOTICES.  All notices required to be given to any of the parties
               -------
hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when given in accordance with the terms and conditions of the Asset Purchase Agreement.

          10.  CAPTIONS.  The captions or headings of the sections in this Note
               --------
are for convenience only and shall not control or affect the meaning or construction of any of the terms or provisions of this Note.

          11.  GOVERNING LAW; AMENDMENT.  This Note shall be governed by and
               ------------------------
construed in accordance with the laws of the State of Indiana. This Note may only be amended by an instrument in writing signed by both Maker and Payee.

                                 Sch. 2.2.2-9

          IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has duly executed this Note, under seal, on the date and year first above written.

                                          MAKER:
                                          NOBEL EDUCATION DYNAMICS, INC.


                                          By:    ___________________________
                                                  John R. Frock

                                          Title: ____________________________
                                                  Executive Vice President of
                                                  Development

                                 Sch. 2.2.2-10

                  EXHIBIT "A" TO SUBORDINATED PROMISSORY NOTE
                           Description of Collateral
                           -------------------------

          All of the following items which were purchased by Maker from Payee pursuant to the Asset Purchase Agreement:

          1. Maker's furniture, fixtures, equipment, machinery, teaching and educational supplies, inventories, supplies, and other tangible personal property used or held at any of the Purchased Centers (as defined in the Asset Purchase Agreement), as well as any business forms used or held exclusively at the locations listed on Schedule 3, as described on Schedule 1 hereto; and
                        ----------                  ----------

          2.   The motor vehicles identified on Schedule 2 hereto.
                                                ----------

                                 Sch. 2.2.2-11

                                  SCHEDULE 3
                            Locations of Collateral
                            -----------------------

ADDRESS OF CENTER                                               COUNTY
-----------------                                               ------

1.    4009 North High School Road                               Marion
      Indianapolis, Indiana

2.    4402 East 62nd Street                                     Marion
      Indianapolis, Indiana

3.    3722 & 3728 West 86th Street                              Marion
      Indianapolis, Indiana

4.    7221 Woodland Drive                                       Marion
      Indianapolis, Indiana

5.    6901 East 75th Street                                     Marion
      Indianapolis, Indiana

6.    8485 Woodfield Crossing Boulevard                         Marion
      Indianapolis, Indiana

7.    1501 Amos Road                                            Shelby
      Shelbyville, Indiana

8.    1850 Ladoga Road                                          Montgomery
      Crawfordsville, Indiana

9.    1001 South Rangeline Road                                 Hamilton
      Carmel, Indiana

                                 Sch. 2.2.2-12

                                   EXHIBIT B
                                   ---------
                        Holders of Senior Indebtedness
                        ------------------------------

                             CoreStates Bank, N.A.
                               First Valley Bank

                                 Sch. 2.2.2-13

                                   EXHIBIT C
                                   ---------
                               Lease Agreements
                               ----------------

1. Lease Agreement dated August 25, 1995 between Maker and Payee for property located at 4009 North High School Road, Indianapolis, Indiana.

2. Lease Agreement dated August 25, 1995 between Maker and Payee for property located at 4402 East 62nd Street, Indianapolis, Indiana.

3. Lease Agreement dated August 25, 1995 between Maker and Payee for property located at 3722 & 3728 West 86th Street, Indianapolis, Indiana.

4. Lease Agreement dated August 25, 1995 between Maker and Payee for property located at 7221 Woodland Drive, Indianapolis, Indiana.

5. Lease Agreement dated August 25, 1995 between Maker and Payee for property located at 6901 East 75th Street, Indianapolis, Indiana.

6. Lease Agreement dated August 25, 1995 between Maker and Payee for property located at 8485 Woodfield Crossing Boulevard, Indianapolis, Indiana.

7. Lease Agreement dated August 25, 1995 between Maker and Payee for property located at 1501 Amos Road, Shelbyville, Indiana.

8. Lease Agreement dated August 25, 1995 between Maker and Payee for property located at 1850 Ladoga Road, Crawfordsville, Indiana.

9. Lease Agreement dated August 25, 1995 between Maker and Payee for property located at 1001 South Rangeline Road, Carmel, Indiana.

                                 Sch. 2.2.3-1

                                Schedule 2.2.3
                          Form of Security Agreement


          SECURITY AGREEMENT dated as of August 25, 1995, made by and between NOBEL EDUCATION DYNAMICS, INC., a Delaware corporation (the "Company"), CORYDON DAY CARE CENTER, INC., an Indiana corporation d/b/a "Children Today" ("Secured Party").

          Pursuant to an Asset Purchase Agreement of even date herewith (the "Asset Purchase Agreement") among the Company, Secured Party and the shareholders of the Company, the Company has this day acquired from Secured Party, nine (9) child care centers in the Indianapolis, Indiana area (the "Purchased Centers"), together with substantially all of the assets used in the business of operating the Purchased Centers (together with the Purchased Centers, the "Business"). In connection with the Company's acquisition of the Business, the Company has executed a Subordinated Promissory Note of even date herewith (the "Note") in the principal amount of $1,125,000. This Agreement has been executed and delivered to provide security for the Note under the terms set forth herein.

          NOW, THEREFORE, the parties agree as follows, intending to be legally bound.

          SECTION 1.  Grant of Security Interest.  As security for payment when
                      --------------------------
due of the principal of and interest on the Note, and for the performance of all of the obligations of the Company under this Agreement (collectively, the "Secured Obligations"), the Company hereby grants to Secured Party a security interest in the property described on Exhibit A attached hereto, and all proceeds and products of the foregoing, including insurance payable by reason of loss or damage (collectively, the "Collateral").

          SECTION 2.  Further Assurances.
                      ------------------

          (a) The Company will execute such financing or continuation statements, or amendments thereto, and such other agreements, instruments or notices, as may be reasonably necessary to perfect and preserve the security interests granted or purported to be granted hereby.

          (b) The Company will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

                                 Sch. 2.2.3-1

          SECTION 3.  Insurance.  The Company shall, at its own expense,
                      ---------
maintain property damage and liability insurance and insurance against loss or damage to the Collateral, including, without limitation loss by fire, theft and such other risks of loss as are customarily insured against the types of Collateral covered hereunder, in such amounts, form and with such insurance as shall be reasonably satisfactory to the Secured Party. Each insurance policy shall name the Company as an insured and the Secured Party as an additional insured and loss payee, as its interests may appear, and shall contain a clause requiring the insurer to give the Secured Party at least fifteen (15) days prior written notice of any cancellation or lapse of such policy. If no Event of Default exists at the time, the Company shall be entitled to use the proceeds of property damage insurance for the purpose of repairing the damaged property or replacing it with property of equivalent value.

          SECTION 4.  Certain Covenants as to Equipment.  With respect to any
                      ---------------------------------
equipment that may be included in the Collateral the Company shall:

          (a) Keep its equipment in the places specified therefor on Schedule 3 hereto or, upon 30 days' prior written notice to Secured Party, at such other places as shall be identified in such notice and which shall be in jurisdictions where all action required by Section 2 can and shall be taken with respect to such equipment.

          (b) Cause its equipment to be maintained and preserved in the same condition, repair, and working order as when acquired by it, ordinary wear and tear excepted, and, in the case of any material loss or damage to any of its equipment, as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements in connection therewith which are necessary or desirable to such end.

          (c) Pay when due all property and other taxes, assessments, and governmental charges or levies imposed upon it, and all claims (including claims for labor, materials and supplies) against its equipment except to the extent the validity thereof is being contested in good faith and adequate reserves therefor have been maintained.

          (d) After the occurrence and during the existence of an Event of Default (as defined in the Note) upon written request of Secured Party, receive in trust for the benefit of Secured Party, all amounts and proceeds received or collected by the Company in respect of its equipment, segregate such amounts and

                                 Sch. 2.2.3-2
proceeds from other funds of the Company, and forthwith pay such amounts and proceeds over to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash collateral and applied as provided in
Section 8(c).

          SECTION 5.  Transfers and Liens.  The Company shall not:
                      -------------------

          (a) Sell, assign (by operation of law or otherwise), or otherwise dispose of any of the Collateral except for worn-out or obsolete Collateral or Collateral disposed of in the ordinary course of business or as permitted in the Note and/or Asset Purchase Agreement, or any combination of the above.

          (b) Create or suffer to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Collateral, other than the lien of the holders of Senior Indebtedness (as defined in the Note) which lien is senior to the lien of the Secured Party hereunder, except as may be permitted in the Note and/or Asset Purchase Agreement.

          SECTION 6.  Secured Party's Duties.  The powers conferred on Secured
                      ----------------------
Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty to exercise any such powers. Except for the safe custody of any Collateral in its possession, and the accounting for moneys actually received by it hereunder, as may be required under applicable law, Secured Party shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.

          SECTION 7.  Inspection Rights.  Secured Party at all times shall have
                      -----------------
access, during regular business hours and upon reasonable notice, to inspect and make extracts from all of the Company's records, files, and books of account relating to the Collateral, and the Company shall deliver any document or instrument necessary for Secured Party to obtain records from any service bureau maintaining records for the Company. The Company shall, at Secured Party's request, take all steps necessary to facilitate such inspection, provided such inspection shall not interfere with the operation of the Company's business.

          SECTION 8.  Remedies.  If any Event of Default (as defined in the
                      --------
Note) shall have occurred and be continuing:

          (a) Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies

                                 Sch. 2.2.3-3
of a secured party on default under the Uniform Commercial Code (the "Code") and other applicable laws and agreements.

          (b) Secured Party may (i) require the Company to, and the Company hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble the tangible Collateral as directed by Secured Party and make it available to Secured Party at a place or places to be designated by Secured Party which are reasonably convenient to Secured Party and the Company and (ii) without notice except as specified below or otherwise required by law, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as may be commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification to the Company. Secured Party shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice unless required by law, be made at the time and place to which it was so adjourned. The Secured Party may petition a court of competent jurisdiction for a receiver to be appointed in the event of an Event of Default to the extent permitted by law.

          (c) All cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied by Secured Party against the Secured Obligations in such order as Secured Party shall elect. Any surplus of such cash or cash proceeds held by Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to the Company or to whosoever may be lawfully entitled to receive such surplus.

          SECTION 9.  Agreement Subject to Subordination Provisions of Note.
                      -----------------------------------------------------
Notwithstanding anything herein to the contrary, the obligations, covenants and agreements of the Company set forth in this Agreement are subject to those provisions of the Note providing for the subordination of the indebtedness evidenced by the Note to all Senior Indebtedness, as such term is defined in the Note, and any and all rights of Secured Party set forth herein are expressly subject to such provisions and to the rights of the holders of Senior Indebtedness as provided therein.

                                 Sch. 2.2.3-4

          SECTION 10.  Amendments, Indulgences, Etc.  No amendment or waiver of
                       ----------------------------
any provision of this Agreement nor consent to any departure by the Company therefrom shall in any event be effective unless the same shall be in writing and signed by Secured Party and the Company, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay on the part of Secured Party in the exercise of any right, power, or remedy under this Agreement shall constitute a waiver thereof, or prevent the exercise thereof in that or any other instance.

          SECTION 11.  Addresses for Notices.  All notices and other
                       ---------------------
communications provided for hereunder shall be given in the manner and to the addresses specified in the Note.

          SECTION 12.  Continuing Security Interest; etc.  This Agreement shall
                       ----------------------------------
create a continuing security interest in the Collateral and shall (a) be binding upon the Company and its successors and assigns and (b) be binding upon and inure to the benefit of Secured Party and its successors, transferees, and assigns. Without limiting the effect of the foregoing, and notwithstanding any provision to the contrary contained herein or elsewhere, Secured Party may assign or transfer the Note and this Security Agreement and any of its rights, titles and interests hereunder and thereunder, provided, that Secured Party give notice to the Company of such assignment and the name and address of the assignee. The execution and delivery of this Agreement shall in no manner impair or affect any other security (by endorsement or otherwise) for the payment or performance of the Secured Obligations and no security taken hereafter as security for payment or performance of the Secured Obligations shall impair in any manner or affect this Agreement or the security interest granted hereby, all such present and future additional security to be considered as one general, continuing security. Any of the Collateral may be released from this Agreement without altering, varying, or diminishing in any way this Agreement or the security interest granted hereby as to the Collateral not expressly released, and this Agreement and such security interest shall continue in full force and effect as to all of the Collateral not expressly released.

          SECTION 13.  Governing Law; Code Definitions; Counterparts.  This
                       -------------------------------- -------------
Agreement shall be governed by and construed in accordance with the laws of the State of Indiana. Unless otherwise defined herein, terms defined in the Code as in effect in Indiana on the date hereof (including the terms "equipment," "proceeds," and "products") are used herein as therein defined as of such date. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one

                                 Sch. 2.2.3-5
and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

          SECTION 14.  Severability.  The provisions of this Agreement are
                       ------------
independent of and separable from each other, and no such provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other such provision may be invalid or unenforceable in whole or in part.

          SECTION 15.  Release.  Upon the payment in full of the Secured
                       -------
Obligations, the security interest granted by the Company in favor of Secured Party hereunder shall terminate and all rights of Secured Party in and to the Collateral shall immediately and without the necessity of any further act revert to the Company. Upon such termination, Secured Party shall release such security interest in all of the Collateral and execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination and release including, without limitation, termination statements terminating all of the financing and continuation statements filed by Secured Party pursuant to the provisions of this Security Agreement.

                                 Sch. 2.2.3-6

          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed or caused the execution of this Agreement as of the date first above written.


                                           NOBEL EDUCATION DYNAMICS, INC.



                                           By:_____________________________
                                              John R. Frock, Executive Vice
                                              President of Development




                                           CORYDON DAY CARE CENTER, INC.



                                           By:____________________________
                                              Donald Mitchell, President

                                 Sch. 2.2.3-7

                                  EXHIBIT "A"
                           Description of Collateral
                           -------------------------



          1. Company's furniture, fixtures, equipment, machinery, teaching and educational supplies, inventories, supplies, and other tangible personal property used or held at any of the Purchased Centers, as well as any business forms used or held exclusively at the locations listed on Schedule 3, as
                                                          ----------
described on Schedule 1 hereto; and
             ----------

          2.   The motor vehicles identified on Schedule 2 hereto.
                                                ----------

                                 Sch. 2.2.3-8

                               Schedule 4.2.1(a)
                             Form of Bill of Sale

                                 BILL OF SALE
                                 ------------

          KNOW ALL MEN BY THESE PRESENTS THAT CORYDON DAY CARE CENTER, INC., an Indiana corporation with an address at P.O. Box 7217, Louisville, KY 40257-0217 (the "Company"), and DONALD MITCHELL and JEFFREY OWEN (collectively, "Shareholders") (the Company and the Shareholders are collectively referred to herein as "Sellers") for and in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has granted, bargained, sold, conveyed, transferred, assigned and delivered to NOBEL EDUCATION DYNAMICS, INC., a Delaware corporation with an address at Rose Tree Corporate Center II, 1400 North Providence Road, Suite 3055, Media, PA 19063 ("Buyer") and by these presents does grant, bargain, sell, convey, transfer, assign and deliver unto Buyer, its successors and assigns, all right, title and interest in and to all of the tangible and intangible properties and assets owned or held by Sellers relating to or used or held for use in connection with the operation of its child-care business at the nine (9) centers in the Indianapolis, Indiana area as described on Schedule A
                                                                   ----------
hereto (the "Business") including the following assets owned or held by any of Sellers (the "Personal Property"):

          1. all of Sellers' furniture, fixtures, equipment, machinery, teaching and educational supplies, inventories, supplies, and other tangible personal property used or held at any of the locations described on Schedule A
                                                                    ----------
hereto (collectively, the Purchased Centers"), as well as any business forms used or held exclusively at the Purchased Centers, including those items described on Schedule 1.1.1 hereto;
             --------------

          2. an amount of cash equal to all prepaid tuition payments and deposits received by the Company with respect to the Business or any Purchased Centers representing payment for services to be provided after the date hereof at any of the Purchased Centers;

          3. to the extent assignable, all maintenance contracts, service contracts, equipment and other leases (including, if leased, the telephone system), vehicle leases, real property leases, telephone numbers, computer software and other rights under contracts that Buyer elects to assume, in each case relating to the Business or any Purchased Centers, including those described on Schedule 1.1.3 hereto;
             --------------

                               Sch. 4.2.1(a) -1

               4. to the extent assignable, all permits, franchises, licenses, approvals and other authorizations relating to the Business or any Purchased Centers, including those described on Schedule 1.1.4 hereto;
                                      --------------

               5. all goodwill of the Business as a going concern, including all rights to deal with clients and customers;

               6. all client and customer lists and records, enrollments and other documents, correspondence and files of the Company relating to the Business or any Purchased Centers, including all software and computer files described on Schedule 1.1.6 hereto;
             --------------

               7.   the motor vehicles identified on Schedule 1.1.7 hereto;
                                                     --------------

               8. all secrecy and non-disclosure agreements with current or former employees, consultants or contractors relating to the Business or any Purchased Centers, including those described and identified on Schedule 1.1.8
                                                               --------------
hereto; and

               9. all other tangible and intangible assets which are used in or necessary to the operation of the Business, other than those described on
Schedule 1.1.9 hereto.
--------------

          TO HAVE AND TO HOLD, all and singular the Personal Property by these presents granted, bargained, sold, conveyed, transferred, assigned and delivered unto Buyer, its successors and assigns, forever.

          Sellers hereby represent and warrant to Buyer that Sellers hold good and marketable title to the Personal Property, the Personal Property is being conveyed to Buyer free and clear of all liens and encumbrances of any kind and nature, other than the "Security Interest" of the Company retained pursuant to the terms and conditions of that certain Asset Purchase Agreement dated August 25, 1995, by and between Sellers and Buyer, and Sellers shall warrant and defend the title to the Personal Property unto Buyer, its successors and assigns, against any claims and demands whatsoever.

                               Sch. 4.2.1(a) -2

          IN WITNESS WHEREOF, and intending to be legally bound hereby, Sellers have executed, or caused a duly authorized officer to execute, this Bill of Sale this _____ day of August, 1995.

                                           CORYDON DAY CARE CENTER, INC.


                                           By:    ___________________________
                                                   Donald Mitchell, President



                                           __________________________________
                                           DONALD MITCHELL


                                           __________________________________
                                           JEFFREY OWEN

                               Sch. 4.2.1(a) -3

                                Schedule  4.2.1
                          Form of Omnibus Assignment

                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                      -----------------------------------

          ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") dated August 25, 1995, by and between CORYDON DAY CARE CENTER, INC., an Indiana corporation with an address at P.O. Box 7217, Louisville, KY 40257-0217("Assignor"), and NOBEL EDUCATION DYNAMICS, INC., a Delaware corporation with an address at Rose Tree Corporate Center, 1400 North Providence Road, Suite 3055, Media, PA 19063 ("Assignee").

                                  BACKGROUND

          By Asset Purchase Agreement (the "Asset Purchase Agreement") dated August 25, 1995, by and among Assignor, Donald Mitchell, Jeffrey Owen and Assignee, Assignor agreed to sell to Assignee all of the tangible and intangible properties and assets owned or held by Assignor relating to or used or held for use in connection with the operation of its child-care business at nine (9) locations in Indianapolis, Indiana, all on the terms and conditions set forth in the Asset Purchase Agreement.

          The Asset Purchase Agreement contemplates, inter alia, that Assignor
                                                     ----- ----
shall assign to Assignee all Contracts of Assignor that Assignee shall elect to assume, that Assignee shall assume all of the obligations of Assignor under such assigned Contracts from and after the date of such assignment, and that Assignor and Assignee shall enter into this Agreement evidencing such assignment.

          Capitalized terms used herein and not defined shall have their respective meanings set forth in the Asset Purchase Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

          1.   Assignment of Contracts.  Assignor hereby assigns, sets over and
               -----------------------
transfers to Assignee all of its right, title and interest in, to and under the Contracts enumerated in Schedule 1.1.3 attached hereto and made a part hereof.
                        --------------

          2.   Assumption of Contracts.  Assignee hereby assumes and agrees
               -----------------------
hereafter in due course to perform, observe and fully satisfy only those obligations under the Contracts with respect

                               Sch. 4.2.1(b) -1
to which (and only with respect to which) performance becomes due subsequent to the date hereof.

          IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned have executed this Agreement on and as of the date first set forth above.

                                          ASSIGNOR:

                                          CORYDON DAY CARE CENTER, INC.


                                          By:   __________________________
                                                Donald Mitchell, President


                                          ASSIGNEE:


                                          NOBEL EDUCATION DYNAMICS, INC.


                                          By:  __________________________
                                                John R. Frock, Executive
                                                Vice President of Development

                               Sch. 4.2.1(b) -2

                               Schedule 4.2.1(i)
                                Form of License

                               LICENSE AGREEMENT
                               -----------------


          This Agreement is made as of this 25th day of August, 1995 between CORYDON DAY CARE CENTER, INC. D/B/A CHILDREN TODAY, an Indiana corporation ("Licensor"), and NOBEL EDUCATION DYNAMICS, INC., a Delaware corporation ("Licensee").

                                  BACKGROUND
                                  ----------

          Licensor and Licensee have entered into an Asset Purchase Agreement dated August 25, 1995 (the "Asset Purchase Agreement") pursuant to which Licensee is acquiring from Licensor nine (9) child care centers in the Indianapolis, Indiana area (the "Centers") and substantially all of the assets used in the business of operating such Centers. It is a condition to closing under the Asset Purchase Agreement that Licensor and Licensee enter into this Agreement.

          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

          1.   Grant of License.  Subject to the terms and conditions set forth
               ----------------
in this Agreement, Licensor grants to Licensee a non-exclusive, royalty-free license to use the name "Children Today" and each other fictitious business name, trade name, registered and unregistered trademark, service mark and related application (other than the name "Corydon Day Care Center, Inc." or any derivative thereof), and all other intellectual property rights of Licensor related to the Centers (collectively, the "Intellectual Property Rights"), in connection with Licensee's operation of the Centers.

          2.   Term.  This Agreement will terminate, unless terminated earlier
               ----
as provided below, on August 25, 1997 unless extended by mutual agreement of the parties. Upon termination of this Agreement, Licensee shall have no further right to use the Intellectual Property Rights. This Agreement will terminate immediately if any Permit (as such term is defined in the Asset Purchase Agreement) held by Licensee relating to the Centers is revoked by any state agency.

          3.   Compliance with Laws.  Licensee shall comply with all applicable
               --------------------
laws, ordinances, rules and regulations of all

                               Sch. 4.2.1(i) -1
governmental authorities and agencies having jurisdiction in connection with its use of the Intellectual Property Rights.

          4.   Assignment; Binding Agreement.  This Agreement shall be binding
               -----------------------------
upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          5.   Amendment.  This Agreement may not be modified or amended other
               ---------
than by an agreement in writing signed by the parties hereto.

          6.   No Partnership, etc.  Nothing in this Agreement is intended to or
               -------------------
shall be deemed to constitute a partnership or joint venture between Licensor and Licensee. This Agreement shall not constitute Licensee as an agent of Licensor for any purpose whatsoever other than establishing the use of the Intellectual Property Rights, and neither party shall have any right or authority to assume, create or impose any obligation, liability or responsibility, express or implied, on or in behalf of, or in the name of the other party.

                               Sch. 4.2.1(i) -2

          IN WITNESS WHEREOF, and intending to be legally bound hereby, Licensor and Licensee have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                                              LICENSOR:

                                              CORYDON DAY CARE CENTER, INC.
                                              D/B/A CHILDREN TODAY

                                              By:____________________________
                                                 Donald Mitchell, President


                                              LICENSEE:

                                              NOBEL EDUCATION DYNAMICS, INC.

                                              By:_____________________________
                                                 John R. Frock, Executive
                                                 Vice President of Development

                               Sch. 4.2.1.(i) -3

                                                                    Schedule 8.9



                                     LEASE



                                    BETWEEN


                         CORYDON DAY CARE CENTER, INC.
                            an Indiana corporation

                                  "LANDLORD"

                                      AND

                        NOBEL EDUCATION DYNAMICS, INC.,
                            a Delaware corporation

                                   "TENANT"

                                   PREMISES:

                             4402 East 62nd Street
                             Indianapolis, Indiana
                                  (Eastwood)

                               TABLE OF CONTENTS
                               -----------------


1.   Definitions...................................................   1

2.   Demised Premises; Lease Term; Renewal Terms...................   2

3.   Rent..........................................................   2

4.   Taxes.........................................................   3

5.   Insurance.....................................................   3

6.   Maintenance...................................................   4

7.   Utilities.....................................................   4

8.   Destruction Of Premises.......................................   4

9.   Eminent Domain................................................   5

10.  Alterations...................................................   6

11.  Landlord's Access.............................................   6

12.  Indemnity.....................................................   6

13.  Quiet Enjoyment and Permitted Use.............................   6

14.  Assignment and Subletting.....................................   7

15.  Default.......................................................   8

16.  Non Waiver....................................................   9

17.  Notices.......................................................   9

18.  Subordination.................................................  10

19.  Liens.........................................................  10

20.  Landlord's Default; Additional Representations and Covenants..  11

21.  Integration...................................................  11

22.  Successors and Assigns........................................  11

23.  Partial Invalidity............................................  12

24.  Headings and Interpretation...................................  12

25.  Personal Property Financing...................................  12

26.  Hazardous Substances..........................................  12

27.  Miscellaneous General Provisions..............................  14

                                LEASE AGREEMENT
                                ---------------

     THIS LEASE made this ____ day of _________, 1995, by and between CORYDON DAY CARE CENTER, INC., an Indiana corporation having its principal address of P.O. Box 7217, Louisville, KY 40257-0217, (hereinafter called "Landlord"), and
                                                                --------
NOBEL EDUCATION DYNAMICS, INC., a Delaware corporation, having a principal place of business at Rosetree Corporate Center II, 1400 North Providence Road, Suite 3055, Media, PA 19063 (hereinafter called "Tenant").
                                           ------

                                   RECITALS
                                   --------

     WHEREAS, Landlord is the fee owner of certain real property known as 4402 East 62nd Street, Indianapolis, Indiana, and more particularly described in

Exhibit A attached hereto and made a part hereof, together with any and all
---------
easements, rights, liberties, privileges, improvements, hereditaments and appurtenances in any way appertaining thereto (collectively, the "Land"), upon
                                                                  ----
which Landlord has constructed a building and other improvements for Tenant's occupancy as a child care center licensed for at least 120 children or any other lawful purpose (collectively, the "Building") (the Land and the Building are
                                   --------
sometimes hereinafter referred to, collectively, as the "Demised Premises"); and
                                                         ----------------

     WHEREAS, Landlord has agreed to let to Tenant, and Tenant has agreed to rent from Landlord, the Demised Premises subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and of the covenants and conditions hereinafter set forth, the parties hereto agree as follows:

     1.   Definitions.  The following terms, when capitalized, shall have the
          -----------
respective meanings ascribed to them below or set forth in the Sections of this Lease referred to below, which meanings shall be applicable to singular and plural nouns and verbs of any tense:

          a.   Base Rent:  As defined in Section 3 of this Lease.
               ---------

          b.   Building:  As defined in the Recitals to this Lease.
               --------

          c.   Demised Premises:  As defined in the Recitals to this Lease.
               ----------------

          d.   Effective Date:  The date upon which Landlord and Tenant deliver
               --------------
to each other fully executed copies of this Lease.

          e.   Governmental Authority(ies):  Any one or more of the following:
               ---------------------------

               (1) governmental or quasi-governmental authorities having jurisdiction over the Land, the Building or the Demised Premises;

               (2) utility companies providing services to the Land, the Building or the Demised Premises; and/or

               (3) insurance companies and/or underwriters providing or underwriting insurance coverage to Landlord or Tenant that pertains to the Land, the Building or the Demised Premises.

          f.   Initial Term:  As defined in Section 2 hereof.
               ------------

          g.   Landlord:  As defined in the caption to this Lease.
               --------

          h.   Lease Year:  The period commencing on each annual anniversary of
               ----------
the Effective Date, and ending at midnight on the night before the next such ensuing anniversary. The first (1st) Lease Year commences on the Effective Date and ends at midnight on the night before the first annual anniversary of the Effective Date.

          i.   Operating License:  All permits, approvals and licenses required
               -----------------
by any Governmental Authority for use and operation of the Building as a child care facility for at least 120 children.

          j.   Renewal Term(s):  As defined in Section 2 hereof.
               ---------------

          k.   Tenant:  As defined in the caption to this Lease.
               ------

     2.   Demised Premises; Lease Term; Renewal Terms.  Landlord hereby agrees
          -------------------------------------------
to let to Tenant, and Tenant hereby agrees to rent from Landlord, the Demised Premises for a term (the "Initial Term") commencing on the Effective Date and
                          ------------
ending at midnight on the last day of the fifteenth (15th) Lease Year. If no default has occurred and is then continuing thereunder beyond applicable notice and/or cure periods, Tenant may extend the terms of this Lease for two (2) periods of five (5) years each (each, a "Renewal Term") under all of the same
                                         ------------
terms and conditions as the initial term except that Base Rent will be payable in the amounts set forth in Section 3 for the Renewal Term.

     3.   Rent.  Tenant covenants to pay rent to Landlord for the Demised
          ----
Premises at the rate or rates set forth in Exhibit B attached hereto and made a
                                           ---------
part hereof ("Base Rent").  Throughout the term of this Lease, monthly payments
              ---------
on account of Base Rent shall be due and payable on the first day of each month; except that the first such monthly rental payment, in the amount of $3,390.41,
------
shall be due and payable on or before the Effective Date. In the event payment of rent is not made within five (5) days by Tenant to Landlord, then, in addition to any other remedies available to Landlord, Tenant shall pay as additional rent an amount equal five percent (5%) of the unpaid payment.

     4.   Taxes.  Tenant shall be liable for all taxes levied against personal
          -----
property and trade fixtures placed by Tenant in the Demised Premises. Tenant shall, during the initial term and any extended term of this Lease, pay before any interest or penalties begin to accrue, all taxes, assessments, and governmental charges of any kind and nature whatsoever levied or assessed against the Demised Premises or any part thereof, including real estate taxes and other taxes or charges levied in lieu of such taxes, and general and special public assessments, but not including Landlord's income taxes. Tenant shall have the right to contest the real estate tax assessment of the Land and Building by legal proceedings or in such other manner as Tenant may deem suitable which, if instituted, Tenant shall conduct promptly at its own cost and expense, free of any expense to Landlord. If necessary, the legal proceedings will be conducted in the name of and with the cooperation of Landlord, and Landlord shall execute all documents necessary to accomplish the foregoing. It is acknowledged that such taxes in the State of Indiana are based on assessments performed during the year prior to the year in which the taxes based upon such assessments become due and payable. It is the intention of the parties that Tenant shall pay such taxes as may become due and payable during Tenant's actual occupancy of the Demised Premises, regardless of the date of performance of the assessments upon which such taxes are based.

     5.   Insurance.  Tenant agrees to provide all risk fire and extended
          ---------
coverage and liability insurance with respect to the Demised Premises, with coverage equal to 100% of the full replacement cost of the Building (initially equal to $395,000.00) and in any event sufficient to ensure that neither Landlord nor Tenant shall be deemed to be a "co-insurer" with respect to the risks covered by such insurance. Tenant shall provide liability insurance for injuries to any person or persons with minimum limits of $1,000,000 for injuries to one person and $1,000,000 for injuries to more than one person, in one occurrence or incident. Tenant may satisfy the foregoing obligations to furnish insurance through the use of so called "blanket policies" so long as such coverage provides the same protection as described above. It is agreed to by the parties that, the above insurance shall be placed by the Tenant with an insurance company or companies with a rating of not less than "A" as defined and determined by A.M Best or equivalent rating agency. Further, said policies or policies shall name Landlord as an additional insured as its interests may appear, and no such policy may cancel, expire or terminate without the company or companies providing Landlord written notice of same at least ten (10) days prior to such cancellation, expiration or termination. In the event of such notice, Tenant shall provide new coverages as described above prior to such cancellation, expiration or termination. If Tenant shall fail to provide such coverages timely, then Landlord may (at its election but not being required to do so) obtain such coverages with the cost of same being the responsibility of Tenant. Failure of Tenant to provide such insurance coverages [or to pay, within ten (10) days after demand therefor, the cost of same obtained by the

Landlord (such demand being considered as additional rent hereunder)] shall be deemed a material default hereunder.

     6.   Maintenance.  Except for those portions of the Building which Landlord
          -----------
is to maintain as provided herein, Tenant agrees, at its own expense, to make all necessary repairs to the Building, including but not limited to, all interior and exterior portions thereof, and to do all other necessary maintenance in connection with the Demised Premises while this Lease is in effect to the end that the Demised Premises are kept and maintained in a good, safe and attractive condition at all times, normal wear and tear and damage caused by condemnation or casualty excepted. Tenant shall be solely responsible for snow removal, lawn maintenance and garbage removal. Notwithstanding anything to the contrary set forth herein, Landlord, and not Tenant, shall bear the responsibility for (a) maintaining, repairing and replacing the structural elements (including the roof), slab floor and foundation of the Building in a good and safe condition, and (b) all material defects and latent construction defects in the structural elements (including the roof), slab floor and foundation of the Building. Landlord shall not be liable to anyone for interruption in or cessation of any services rendered to the Demised Premises or Building due to any accident, making of repairs, alterations or improvements, labor difficulties, trouble in obtaining fuel, or supplies from the sources from which they are usually obtained, or any cause beyond Landlord's control if such interruption or cessation shall be for less than three (3) days. If such interruption of cessation shall be for more than three (3) days, Tenant may abate all Base Rent after the first three (3) days and other obligations of
Tenant under this Lease until such time that service returns to normal.    It is
specifically agreed by the parties that Tenant shall solely be responsible for and shall provide the above described maintenance to all electrical, HVAC, plumbing and any other mechanical or electrical system in the Demised Premises. Tenant hereby acknowledges that it has carefully inspected the Demised Premises and accepts same and all personal property and trade fixtures therein "as is and where is", except for latent defects.

     7.   Utilities.  Tenant shall pay all charges for heat, water, gas,
          ---------
electricity and other utilities used or consumed on the Demised Premises.

     8.   Destruction Of Premises.  a.  In the event the Building or any part
          -----------------------
thereof, shall, during the term of this Lease, be destroyed or damaged by fire, explosion, the elements or other casualty, Tenant shall give prompt notice thereof to Landlord. Landlord and Tenant shall determine the extent of any damage or destruction (and the time required to repair the damage) within thirty
(30) days after the occurrence of such damage or destruction.

          b. If the damage or destruction renders the Building untenantable for Tenant's intended use (in Tenant's judgment, exercised commercially reasonably), then Tenant may terminate this Lease by written notice to Landlord, Landlord shall be entitled to receive any proceeds payable out of the all risk fire and extended coverage insurance to be provided by Tenant pursuant to
Section 5 (without claim of Tenant),
and thereupon this Lease shall terminate, and the parties shall have no further obligation hereunder except Tenant's obligation to pay the rental and other charges and obligations accrued to the date of such damage.

          c.   If the damage or destruction:

               (1) renders the Building untenantable for Tenant's intended use (in Tenant's judgment, exercised commercially reasonably), and Tenant does not chose to terminate this Lease; or
                                    ---

               (2)  does not, in Tenant's judgment, exercised commercially
                         ---
                    reasonably, render the Building untenantable for Tenant's intended use;

then, in either such event, Landlord, shall, at Landlord's cost, utilizing its best efforts and due speed and diligence, proceed to build, rebuild or repair the Building to substantially the same condition in which the Building existed prior to such damage or destruction; provided, however, that Landlord shall only
                                     --------  -------
be required to build, rebuild or repair to the extent that the proceeds from the all risk fire and extended coverage insurance to be provided by Tenant pursuant to Section 5 are made available to Landlord. Base Rent shall be equitably abated during the period of such building, rebuilding and repair by an amount proportionate to the area of the Building rendered unusable by Tenant.

     9.   Eminent Domain.  In the event the Building or a portion of the
          --------------
Building and/or the Land is taken under the power of eminent domain for any public or quasi-public use so as to render the Building and/or the Land untenantable for Tenant's intended use (in Tenant's judgment, exercised commercially reasonably), then this Lease shall terminate effective upon the earlier of the date Tenant thereafter vacates the Demised Premises or the date that the condemning authority takes possession of the condemned property and, thereupon, both parties shall be relieved of any further obligation under this Lease, except that the parties shall fulfill all of their obligations hereunder to be performed to the date of such termination. In the event that a portion of the Building and/or the Land is so taken, but this Lease is not terminated and canceled as above provided, then the rent thereafter becoming due hereunder after the date of such taking shall be reduced to a reasonable sum proportionate to the value of the Demised Premises after the condemnation.

     All condemnation proceeds with respect to the Demised Premises shall be the sole property of Landlord. Tenant hereby waives all rights to any award in condemnation, including, without limitation, rights arising from termination of all or any part of Tenant's leasehold interest. Tenant may, however, file a separate claim for its leasehold improvements, trade equipment, machinery and fixtures and relocation expenses but not for the value of the unexpired balance of the term or its leasehold interest.

     10.  Alterations.  a.  Landlord agrees that Tenant may, at its own expense,
          -----------
from time to time during the term hereof, make such interior alterations and changes in and to the Demised Premises, as it finds necessary or convenient for its purposes, provided that such interior alterations or changes shall not lessen the value of the Building. Any such alterations or changes and any new structures therein shall remain with the Demised Premises at the end of the term of this Lease, or any renewal term hereof, and shall be considered as improvements to and become a part of the real estate of Landlord. Tenant agrees that any alterations, or changes aforesaid made by it will be erected or made in a first-class, workmanlike manner and all shall be subject to the terms and conditions of this Lease. Any alterations or changes having a cost in excess of $10,000 must be approved in writing by the Landlord prior to being made, such approval shall not be unreasonably withheld or unduly delayed.

          b. Notwithstanding anything contained in Section 10.a hereof, all trade equipment, machinery and trade fixtures placed in and upon the Demised Premises by Tenant during the term of this Lease shall be and remain personal property belonging to Tenant, and, at the expiration of the term of this Lease, or any renewal hereof, Tenant shall have the right to remove such personal property from the Demised Premises, restoring and repairing, at its expense, any damage to the Demised Premises directly caused by the removal of such items of personal property.

     11.  Landlord's Access.  During Tenant's normal business hours, and
          -----------------
provided such entry does not unreasonably interfere with Tenant's business operations, Landlord and its agent may enter upon the Demised Premises (but only if accompanied by a representative of Tenant) after reasonable notice to Tenant
(a) to exhibit the Demised Premises during the last six (6) months of this Lease, or (b) for the purpose of maintaining, repairing and inspecting the same, or (c) showing said Demised Premises to prospective purchasers or lenders.

     12.  Indemnity.  Tenant shall, to the extent not covered by the liability
          ---------
insurance herein described, indemnify, pay and save harmless Landlord from all liability for damages or injury to any person, firm or corporation occasioned by or resulting from all occurrences or incidents on the Demised Premises during the term of this Lease, except if caused by the negligence or fault of Landlord or its agents and employees.

     13.  Quiet Enjoyment and Permitted Use.  Landlord warrants that Tenant, so
          ---------------------------------
long as no default has occurred and is then continuing under this Lease beyond applicable notice and/or cure periods, shall have peaceful possession and quiet enjoyment of the Demised Premises during the term of this Lease and that Tenant may use the same for a day care center (the "Permitted Use") and for any other lawful purpose. Tenant's use of the Demised Premises shall not violate any ordinance, law or regulations of any Governmental Authority. All signs and the location thereof shall be furnished at the sole cost and expense of Tenant, and shall be subject to the prior approval of Landlord, such approval not to be unreasonably withheld or unduly delayed. Landlord expressly acknowledges that Tenant is entering into this Lease in reliance upon its ability to conduct the Permitted Use in compliance with all applicable ordinances, laws and regulations, and without any limitation or restriction whatsoever by reason of any provision or restriction which exists as of the date hereof and affected the Demised Premises (any such limitation or restriction being called a "Restriction"). Landlord hereby represents and warrants to Tenant that, to the best of Landlord's knowledge, information and belief, (i) the Demised Premises is currently in compliance with all such ordinances, laws and regulations which apply or pertain to the Demised Premises or Tenant's use therein, and (ii) there are no Restrictions as of the date of this Lease which apply or pertain to the Demised Premises or Tenant's use therein. With respect to any present Restrictions, Landlord agrees to indemnify, defend and hold Tenant harmless from and against all liability, obligation, claims, suits, expenses, including reasonable attorney's fees, damages or loss including any civil or (to the extent permitted by law) criminal fine or penalty incurred or suffered by Tenant by reason of Landlord's breach of the foregoing warranty.

     14.  Assignment and Subletting.  a.  Except for a "Permitted Transaction"
          -------------------------
(as defined below), Tenant shall not assign, mortgage, pledge or encumber this Lease or sublet the Building, in whole or part, without the prior written consent of Landlord, which consent may not be unreasonably withheld or unduly delayed. For the purposes of this Section, any mortgage, conveyance, transfer or encumbrance of this Lease and any transfer by operation of law, other than a Permitted Transaction, shall be deemed an assignment.

          b. Tenant may assign this Lease or sublet the Building, in whole or in part, without Landlord's consent, to a Related Party (as defined below) (such assignment or subletting, a "Permitted Transaction"). The term "Related Party" shall mean the following persons or entities:

               (1) an "Affiliate" of Tenant, which term is defined as a subsidiary, parent or subsidiary of a parent of Tenant. A "subsidiary" is a corporation fifty percent (50%) of whose voting stock is owned by another corporation, which latter corporation is referred to as a "parent";

               (2) a successor to Tenant by (3) merger or consolidation, or (4) acquisition of all or substantially all of the assets or stock of Tenant; or

               (5) an Affiliate of any of the entities described in Section 14.b.(2) above.

          c. In the event of any assignment or subletting with the written consent of Landlord (or in the event of any Permitted Transaction), Tenant will nevertheless remain liable for the performance of all of the terms, conditions and covenants of this Lease. In the event of any Permitted Transaction, Tenant will nevertheless remain liable for the performance of all of the terms, conditions and covenants of this Lease. Any permitted assignment or subletting (other than a Permitted Transaction) shall be by agreement in form and content reasonably acceptable to Landlord.

     During any period that Tenant remains liable as assignor-guarantor hereunder, Tenant shall not be bound by any amendment or modification of this Lease unless Tenant shall have specifically consented thereto in writing. Landlord shall notify all guarantors of all failures of performance on the part of the assignee-in-possession which, with the passage of time could ripen into a default, within thirty (30) days after such failure of performance occurs, whether or not Landlord has given the assignee-in-possession notice of such failure. Following the assignee-in-possession's failure to cure the default, any guarantor shall be accorded an additional period of five (5) days in the case of monetary failures and fifteen (15) days in the case of non-monetary failures (or such longer period of time as may be necessary to cure such non-monetary failure, so long as such guarantor is proceeding, with due diligence, to cure such non-monetary failure to comply) in which to cure said failures.

          d. Consent by Landlord to any assignment (other than a Permitted Transaction) shall not constitute a waiver of the necessity for such consent to any subsequent assignment. If the Premises be occupied by anyone other than Tenant, whether as assignee, concessionaire or otherwise, Landlord may collect rent from such occupant and apply the net amount collected to the rent reserved under this Lease but acceptance of such rent shall not be deemed a consent to any such occupancy by any such other party. Any consent by Landlord to any assignment of this Lease (other than a Permitted Transaction, as to which no such consent shall be required) may be conditioned upon the assignee assuming the full and faithful performance of all the terms and conditions of this Lease and upon the continued liability of Tenant under all the terms hereof.

     15.  Default.  If Tenant shall fail to pay to Landlord the rent and/or
          -------
other sums of money payable to Landlord as and when due and payable hereunder and such default shall continue for a period of ten (10) days after written notice thereof shall be given to Tenant by Landlord, or in the case Tenant shall fail to comply with any other provisions or conditions of this Lease, upon its part to be kept and performed, and such default shall continue for a period of thirty (30) days (or such longer period of time as may be necessary to cure such non-compliance, so long as Tenant is proceeding, with due diligence, to cure such nonmonetary failure to comply) after written notice thereof shall be given to Tenant by Landlord, or if Tenant shall be adjudged bankrupt, or shall make an assignment for the benefit of creditors, or if a receiver of any property of Tenant in or upon said Demised Premises or for all or part of Tenant's interest hereunder be appointed in any action, suit or proceeding, by or against Tenant and such adjudication, assignment or appointment (unless voluntary) shall not be vacated or annulled within ninety (90) days, or if the interest of Tenant in the Demised Premises shall be sold under execution, or other legal process, it shall be lawful for Landlord, to terminate this Lease and to remove Tenant from possession of the Demised Premises, and again have, repossess and enjoy the same as if this Lease had not been made, and everything herein contained on the part of Landlord to be done and performed shall cease and determine. The foregoing rights are without prejudice, however, to the right of Landlord to recover from Tenant all damages incurred by Landlord as result of Tenant's breach and additionally Landlord may retake possession of and relet said Demised Premises for the remainder of said term and may recover from Tenant any deficiency between the amount so obtained and the rent herein reserved plus all costs incurred by Landlord as a result of Tenant's default, including without limitation attorneys' fees, brokerage commissions and remodeling fees; provided, however, Landlord shall be obligated in such event to make a good faith effort to mitigate its damages. Landlord hereby confirms its acknowledgement and agreement that, except as set forth in the Asset Purchase Agreement identified below and the Security Agreement and Financing Statements forming a part thereof, it shall have no right of distraint and no right, title or interest (including, without limitation, any landlord's lien) in or to any trade equipment, machinery, trade fixtures, or any other personal property placed upon the Demised Premises by Tenant or any permitted sublessee, assignee, or occupant. It is acknowledged by the parties that this Lease is being entered into simultaneously with other lease agreements between the parties or their affiliates. Attached hereto as and incorporated herein by reference as Exhibit C is a listing of all of the other lease agreements referenced above. Further, in connection with the execution of this Lease and the above referenced other lease agreements, the parties have executed a Asset Purchase Agreement dated as of August __, 1995, and other related documents, including the Buyer's Transaction Documents (as defined in the Asset Purchase Agreement). It is agreed to by the parties hereto that in the event of a default by Tenant beyond applicable notice and/or cure periods, if any, in any of the Buyer's Transaction Documents or any one or more of the other lease agreements, as set forth on Exhibit C, then, at the election of Landlord, this Lease shall be in default and all of the rights and remedies of Landlord as set forth herein shall apply to this Lease, any and all of the other leases listed on Exhibit C and any of the Buyer's Transaction Documents. It is the intention of the parties that there be a cross-default provision in each of the documents referenced above so that if there is a default in any one or more such documents beyond applicable notice and/or cure periods, if any, then, at the election of the Landlord, all or any of those documents may also be held in default.

     16.  Non Waiver.  No failure to insist on performance in any instance of
          ----------
any obligation hereunder shall be deemed a waiver of such performance, or any subsequent performance of such obligation or of the performance of any other obligation hereunder, and no waiver in any instance of the performance of any obligation hereunder shall be deemed a waiver of any subsequent performance of such obligation or of the performance of any other obligation hereunder.

     17.  Notices.  For all purposes hereunder, including the payment of
          -------
rentals, the addresses of the parties hereto are as follows:

                             Landlord:

                             President
                             Corydon Day Care Center, Inc.
                             P.O. Box 7217
                             Louisville, Kentucky  40257-0211

                             Tenant:

                             President
                             Nobel Education Dynamics, Inc.
                             Rosetree Corporate Center II
                             1400 North Providence Road, Suite 3055
                             Media, PA  19063

     Either party may change the foregoing address by notice to the other party given pursuant to this Section. All notices required or permitted under this Lease shall be in writing and shall be given by either certified or registered mail, return receipt requested, or by express, overnight courier (such as Federal Express). Notice given by mail as provided above shall be effective three (3) days after mailing. Notice given by express, overnight courier shall be effective the day after delivery to the courier.

     18.  Subordination.  This Lease and all of the rights of Tenant hereunder
          -------------
are and shall be subject and subordinate to the lien of any deed of trust, mortgage or mortgages, now or hereinafter placed on the Demised Premises or any part thereof, and to any and all renewals, modifications, consolidations, replacements, extensions or substitutions of any such deeds of trust, mortgage or mortgages (all of which are hereinafter termed the mortgage or mortgages); provided, however, that as a condition to such subordination, each holder of each or all of such mortgages shall enter into a non-disturbance agreement, in form and content reasonably acceptable to both Tenant and such holder, to the effect that so long as Tenant is not in default under this Lease, or any renewal hereof, no foreclosure of the lien of said mortgage or of any other proceeding in respect thereof shall divest, impair, modify, abrogate, or otherwise adversely affect any interests or rights whatsoever of Tenant under the said Lease. Landlord agrees to obtain from the holders of all existing mortgages which are senior or superior to Tenant's interest in the Demised Premises under this Lease a non-disturbance agreement in form acceptable to Tenant, and the obtaining of such agreement(s) shall be a condition precedent to the validity and effectiveness of Tenant's obligations under this Lease.

     19.  Liens.  If, because of any act or omission of Tenant or anyone
          -----
claiming through or under Tenant, any mechanic's or other lien or order for the payment of money shall be filed against the Demised Premises, Tenant shall, at its expense, cause the same to be canceled and discharged of record within thirty (30) days after the date of filing thereof, or file an appropriate bond, satisfactory to Landlord, in the exercise of commercial reasonableness, which will cause such lien to be discharged as a lien against the Demised Premises, or deliver to Landlord adequate security, acceptable to Landlord, in the exercise of commercial reasonableness, for the discharge thereof, and shall also indemnify and hold harmless Landlord from and against any and all costs, expenses, claims, losses and damages, (including reasonable attorneys' fees) in connection therewith.

     20.  Landlord's Default; Additional Representations and Covenants.
          ------------------------------------------------------------

          a. Landlord shall be in default hereunder if Landlord shall fail to perform any of its obligations under this Lease within thirty (30) days (ten
(10) days in the case of monetary obligations owed by Landlord to Tenant) after receipt of written notice from Tenant specifying such failure unless the intrinsic nature of such failure is such that it cannot reasonably be cured within thirty (30) days in which case Landlord shall have the additional time reasonably necessary to cure such failure, provided Landlord commences to cure the failure within such thirty (30) day period and proceeds with diligence and continuity. If Landlord fails to cure, then Tenant may, at its option, in addition to any other remedies at law or equity, incur any expense necessary to perform the obligations of Landlord specified in such notice and deduct such expense from the rent and other charges becoming due hereunder.

          b.   Landlord represents and warrants that:

               (1) Landlord is the fee simple owner of the Building and Leased Premises;

               (2) Landlord has full right, power and authority to make, execute and deliver this Lease;

               (3) there are no agreements, restrictions, covenants, encumbrances or easements which will increase any of Tenant's obligations under this Lease or diminish any of Tenant's rights hereunder.

     21.  Integration.  It is expressly understood and agreed by and between the
          -----------
parties hereto that this Lease sets forth all the promises, agreements, conditions and understandings between Landlord and/or its agents and Tenant relative to the Demised Premises and that there are no oral promises, agreements, conditions or understandings between the parties with respect thereto.

     22.  Successors and Assigns.  This Lease and all the covenants, provisions
          ----------------------
and conditions herein contained shall be inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. Without limiting the effect of the foregoing, and notwithstanding any provision to the contrary contained herein or elsewhere, Landlord may assign or transfer this Lease or any amounts to be paid to Landlord hereunder. Further, Landlord may, in its sole discretion, sell or convey the real estate which is the subject of this Lease, provided, that the new owner of the real estate shall purchase or obtain the same subject to the terms and conditions of this Lease. In the event of an assignment or transfer of this Lease or the sale or conveyance of the real estate, as described above, then the new holder or owner shall become the substitute Landlord and is subject to perform all of the duties of "Landlord" hereunder. Further, in such event, the "Landlord" assigning or transferring this Lease or selling or conveying the real estate shall be fully released by the Tenant, and Tenant shall look solely to the new holder or owner for the performance, of any obligation which accrued or occurred under this Lease.

     23.  Partial Invalidity.  If any term, covenant or condition of this Lease
          ------------------
or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     24.  Headings and Interpretation.  The paragraph headings used throughout
          ---------------------------
this instrument are for convenience and reference only, and words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction, or meaning of the provisions of this Lease. Whenever herein the masculine gender is used, the same shall include the feminine and neuter gender.

     25.  Personal Property Financing.  Subject to and in accordance with the
          ---------------------------
terms and conditions of the Asset Purchase Agreement and the Security Agreement and Financing Statements forming a part thereof, Tenant may finance some or all of Tenant's trade fixtures, equipment and furnishings which are located at the Demised Premises. In this regard, except as set forth in the Asset Purchase Agreement and the Security Agreement and Financing Statements forming a part thereof, Landlord agrees that it shall have no lien on such trade fixtures, equipment and furnishings and that any claim which Landlord may have against such property shall be and remain junior and inferior to the claim of any third party providing financing to Tenant for the acquisition of such property.

     26.  Hazardous Substances.  Tenant will comply with all federal, state and
          --------------------
local environmental laws, rules, regulation and statutes applicable to Tenant's use and occupancy of the Demised Premises during the term of this Lease.

     Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept, or used in or about the Demised Premises by Tenant, its agents, employees, contractors, or invitees, except for such Hazardous Material as is necessary to Tenant's business.

     Any Hazardous Material permitted on the Demised Premises as provided in this Section, and all containers therefor, shall be used, kept, stored, and disposed of in a manner that complies with all federal, state and local laws or regulations applicable to such Hazardous Material.

     Landlord agrees to indemnify, defend and hold Tenant free and harmless from and against any and all cost, claims, suits, causes of action, losses, injury or damage including without limitation, personal injury damage (including death) as well as damage to property (including disruption of Tenant's business and its quiet and peaceful possession of the Demised Premises) resulting from the presence or removal of Hazardous Materials from the Demised Premises provided that the same was not placed or installed therein by Tenant.

     Landlord shall be solely responsible for and shall comply with all laws, rules, ordinances or regulations of any governmental authority having jurisdiction over the Demised Premises with respect to the presence or removal of Hazardous Materials not installed therein by Tenant.

     Tenant shall be solely responsible for and shall comply with all laws, rules, ordinances or regulations of any governmental authority having jurisdiction over the Demised Premises with respect to the presence or removal of Hazardous Materials installed therein by Tenant.

     As used herein, the term "Hazardous Material" means (a) a "hazardous waste" as defined by the Resource Conservation Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any oil, petroleum products, and their by-products; and (d) any substance that is or becomes regulated by any federal, state, or local governmental authority.

     Tenant hereby agrees that it shall be fully liable for all costs and expenses related to the use, storage, and disposal of Hazardous Material kept on the Demised Premises by any party other than Landlord, its agents, employees, contractors, or invitees, and Tenant shall give immediate notice to Landlord of any violation or potential violation of the provisions of this Section. Tenant agrees to indemnify, defend and hold Landlord free and harmless from and against any and all cost, claims, suits, causes of action, losses, injury or damage including without limitation, personal injury damage (including death) as well as damage to property resulting (i) from the presence or removal of Hazardous Materials from the Demised Premises placed or installed therein by any party other than Landlord, its agents, employees, contractors, or invitees, and (ii) Tenant's breach of any its covenants set forth in this Section 26. The provisions of this Section 26 shall be in addition to any other obligations and liabilities either party may have to the other at law or equity and shall survive the transactions contemplated herein and shall survive termination of this Lease.

     27.  Miscellaneous General Provisions.
          --------------------------------

          a. Estoppel Certificate. Tenant shall, within fifteen (15) days following receipt of a written request from Landlord execute acknowledge and deliver to Landlord or to any lender, purchaser or prospective lender or purchaser designated by Landlord a written statement certifying (1) that this Lease is the only lease between the parties and is in full force and effect and unmodified (or, if modified, stating the nature of such modification); (2) the date to which rent has been paid; and, (3) that there are not, to Tenant's knowledge, any uncured defaults (or specifying such defaults if any are claimed). Any such statement may be relied upon by any prospective purchaser or mortgagee of all or any part of the Demised Premises.

          b. Recording of Memorandum of Lease. If requested by either party, a Memorandum of Lease containing the information required by Indiana law, or any other information determined to be pertinent by Landlord concerning this lease shall be prepared and executed by both parties and filed for record. Recording costs will be at the expense of the requesting party.

          c. No Broker. Each party represents and warrants to the other party that it has not engaged any broker, finder or other person who will be entitled to any commission or fee with respect to the negotiation, execution or deliver of this Lease or any assignment, sublease or renewal thereof and shall indemnify the other party against any losses, cost, liability or expenses legally imposed by the other party as a result of any claim asserted by any such broker, finder or other person.

          d. Governing Law. This Lease is being executed and delivered by Lessor in the State of Indiana and shall be construed and enforced in accordance with the laws of that state.

          e. Definition of the Relationship between the Parties. Landlord shall not, by virtue of the execution of this Lease or the leasing of the Demised

Premises to Tenant, become or be deemed a partner of or joint venturer with Tenant in the conduct of Tenant's business on the Demised Premises or otherwise.

     IN WITNESS WHEREOF, the parties have hereunto set their hands the day and year first above written.

                                   LANDLORD:
                                   CORYDON DAY CARE CENTER, INC.


                                   By:_____________________________
                                     Its Authorized Representative



                                   TENANT:
                                   NOBEL EDUCATION DYNAMICS, INC.


                                   By:_____________________________
                                     Its Authorized Representative

                            INDEX OF DEFINED TERMS


Agreement................................................................   1
Annual Statements........................................................  10
Assumed Liabilities......................................................   4
Bill of Sale.............................................................   5
Business.................................................................   1
Buyer....................................................................   1
Buyer's Transaction Documents............................................  19
Cash Payment.............................................................   3
Closing..................................................................   5
Closing Date.............................................................   5
Code.....................................................................  14
Commission...............................................................  20
Company..................................................................   1
Contracts................................................................   2
Environmental Laws.......................................................  15
Evaluation Material......................................................  23
Event of Default...............................................  Sch. 2.2.2-7
Excluded Assets..........................................................   2
Extraordinary Expenses...................................................  26
Financing Statements.....................................................   3
Hazardous Substance......................................................  15
Indemnified Party........................................................  31
Indemnifying Party.......................................................  31
Intellectual Property....................................................  13
Interest Rate..................................................  Sch. 2.2.2-1
Laws.....................................................................   8
Leases...................................................................  27
License..................................................................   6
Maker..........................................................  Sch. 2.2.2-1
Maturity Date..................................................  Sch. 2.2.2-1
Note.....................................................................   3
Omnibus Assignment.......................................................   5
Payee..........................................................  Sch. 2.2.2-1
Payment Date...................................................  Sch. 2.2.2-2
Permits..................................................................   2
Permitted Encumbrances...................................................  12
Phase I Reports..........................................................  16
Purchase Price...........................................................   3
Purchased Assets.........................................................   1
Purchased Centers........................................................   1
Representatives..........................................................  22
Security Agreement.......................................................   3
Security Interest........................................................   3
Sellers..................................................................   1
Sellers' Transaction Documents...........................................   7
Shareholders.............................................................   1
Taxes....................................................................  11

                                    Index 1

Agreement.................................................................    1
Annual Statements.........................................................   10
Assumed Liabilities.......................................................    4
Bill of Sale..............................................................    5
Business..................................................................    1
Buyer.....................................................................    1
Buyer's Transaction Documents.............................................   17
Cash Payment..............................................................    3
Closing...................................................................    5
Closing Date..............................................................    5
Code......................................................................   15
Commission................................................................   19
Company...................................................................    1
Contracts.................................................................    2
Deposit Money.............................................................    3
Environmental Laws........................................................   15
Escrow Account............................................................    3
Escrow Agent..............................................................    3
Escrow Agreement..........................................................    3
Evaluation Material.......................................................   22
Event of Default................................................   Sch. 2.2.3-7
Excluded Assets...........................................................    2
Financing Statements......................................................    4
Hazardous Substance.......................................................   15
Indemnified Party.........................................................   30
Indemnifying Party........................................................   29
Intellectual Property.....................................................   13
Interest Rate...................................................   Sch. 2.2.3-1
Interim Balance Sheet.....................................................   10
Interim Statements........................................................   10
Laws......................................................................    8
License...................................................................    6
Maker...........................................................   Sch. 2.2.3-1
Maturity Date...................................................   Sch. 2.2.3-1
Note......................................................................    3
Omnibus Assignment........................................................    5
Payee...........................................................   Sch. 2.2.3-1
Payment Date....................................................   Sch. 2.2.3-1
Permits....................................................................   2
Permitted Encumbrances.....................................................  12
Purchase Price.............................................................   3
Purchased Assets...........................................................   1
Purchased Centers..........................................................   1
Representatives............................................................  21
Security Agreement.........................................................   4
Security Interest..........................................................   4
Sellers....................................................................   1
Sellers' Transaction Documents.............................................   7
Shareholders...............................................................   1

                                    Index 2

Taxes......................................................................  11

                                    Index 3